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Execution Version

LICENSE AGREEMENT
BY AND AMONG
EIRGEN PHARMA LIMITED
AND
NICOYA MACAU LIMITED
June 17, 2021

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Table of Contents
Page

1	Definitions; Interpretation		1
	1.1	Defined Terms.	1
	1.2	Interpretation.	11
2	Grant of Rights		12
	2.1	OPKO Patents, OPKO Technology, Other Licensee Patents and Other Licensee Technology.	12
	2.2	Licensee Patents and Licensee Technology.	13
	2.3	Retained Rights.	14
	2.4	Subcontracting.	14
	2.5	Ex-Territory and Ex-Field Activities.	14
	2.6	Licensee Right of First Refusal for [***] Products.	15
3	Term		16
	3.1	Term.	16
	3.2	Expiration.	16
4	Fees and Payments
	4.1	Upfront Payment.	16
	4.2	Milestone Payments.	16
	4.3	Royalty Payments.	17
	4.4	Royalty Term.	18
	4.5	Royalty Reductions and Credits.	18
	4.6	Late Payments.	19
	4.7	Reports, Timing and Method of Payments, and Foreign Exchange.	19
	4.8	Taxes.	20
	4.9	Currency Exchange.	20
	4.1	Adjustments.	20
5	Clinical Data		21
	5.1	Data Sharing.	21
6	Regulatory Matters		21
	6.1	Regulatory Filings and Regulatory Approvals.	21
	6.2	Right of Reference to Regulatory Filings; Third Party Clinical Data.	22
	6.3	Cooperation.	23
	6.4	Threatened Regulatory Action.	23
	6.5	Recalls.	23
7	Commercialization		24
	7.1	Licensee Efforts.	24
	7.2	Promotional Activities.	24
i

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8	Governance		25
	8.1	Joint Steering Committee.	25
	8.2	JSC Membership.	26
	8.3	JSC Meetings.	26
	8.4	Alliance Managers.	26
9	Manufacturing, Distribution and Supply		27
	9.1	Manufacture and Supply by OPKO.	27
	9.2	Manufacturing Specific Provisions.	27
10	Safety and Surveillance		28
	10.1	Reporting.	28
	10.2	Adverse Events.	28
	10.3	Medical Inquiries.	29
	10.4	Recall, Withdrawal, or Market Notification of Product.	29
11	Audit Rights		29
	11.1	Audit Rights.	29
12	Intellectual Property		30
	12.1	Ownership of Intellectual Property.	30
	12.2	Patent Prosecution.	30
	12.3	Notification of Patent Litigation.	31
	12.4	Patent Infringement.	32
	12.5	Title to Trademarks.	33
	12.6	Trademark License of OPKO Trademark.	33
	12.7	Maintenance of OPKO Trademarks.	33
	12.8	Notification of Trademark Litigation.	34
	12.9	Trademark Infringement.	34
	12.1	Information and Settlements.	35
	12.11	Employees.	35
	12.12	Third Party Licenses.	35
13	Confidentiality		36
	13.1	Disclosure of OPKO Technology.	36
	13.2	Confidential Information.	36
	13.3	Public Announcements.	36
14	Restrictive Covenants		37
	14.1	Non-solicitation.	37
	14.2	Non-competition.	37
15	Termination; Rights And Duties Upon Termination		37
	15.1	Early Termination.	37
	15.2	Continuing Obligations.	38

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	15.3	Remedies.	39
	15.4	Effects of Termination.	39
16	Representations, Warranties, Covenants, and Indemnification		41
	16.1	Mutual Representations and Warranties.	41
	16.2	Representations and Warranties of OPKO.	41
	16.3	OPKO Covenant.	43
	16.4	Compliance with Law and Ethical Business Practices.	43
	16.5	Indemnification by OPKO.	44
	16.6	Indemnification by Licensee.	44
	16.7	Limitations on Indemnification.	44
	16.8	Insurance.	45
	16.9	Limitation of Liability.	45
17	Assignment		45
	17.1	Assignment.	45
18	Notices		45
	18.1	Notices.	45
19	Miscellaneous		47
	19.1	Force Majeure.	47
	19.2	No Partnership or Joint Venture.	47
	19.3	Execution In Counterparts.	47
	19.4	Governing Law.	47
	19.5	Waiver Of Breach.	47
	19.6	Severability.	48
	19.7	Entire Agreement.	48
	19.8	Currency.	48
	19.9	Form of Payments.	48
	19.1	Good Faith.	48
20	Dispute Resolution		48
	20.1	Internal Resolution.	48
	20.2	Arbitration.	49
21	Performance		49
	21.1	Performance.	49

Appendix A    OPKO Patents

Schedule 2.2    Grant Lease-Back License Option
Schedule 6.1(d)    Other Licensees, Contract Manufacturers and Suppliers
Schedule 9.1    Terms of Supply Agreement
Schedule 13.3    Press Release

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Schedule 16.2(a)    Representations and Warranties of OPKO

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LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into and effective as of the 17th day of June 2021 (the “Effective Date”), by and among EIRGEN PHARMA LIMITED, an entity formed under the laws of Ireland with registered seat at Westside Business, Old Kilmeaden, Waterford, Ireland (“OPKO”), which is an indirect wholly-owned subsidiary of OPKO Health, Inc., a Delaware corporation (“OPKO Parent”), on the one hand, and NICOYA Macau Limited, a Macau corporation (“Nicoya,” or “Licensee”), on the other hand. OPKO and Licensee are each referred to herein by name or as a “Party” or, collectively, as “Parties.”
    Recitals

A.    OPKO Parent is a diversified healthcare company that, through its pharmaceutical division and Affiliates, commercializes the Product (as hereinafter defined), directly or through licensees in several jurisdictions throughout the world.
B.    Licensee is a pharmaceutical company engaged in the research, development and commercialization of pharmaceutical products in the Licensee Territory.
C.    OPKO and its Affiliates desire to license its rights to the Product to Licensee in the Field in the Licensee Territory, all on the terms and subject to the conditions set forth in this Agreement.
D.    Licensee desires to offer to sell, sell and have sold the Product in the Field in the Licensee Territory, and OPKO is willing to grant Licensee the right to conduct such activities, all on the terms and subject to the conditions of this Agreement.
Agreement

1.     Definitions; Interpretation.
When used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1.
“Accounting Standards” means International Financial Reporting Standards (IFRS), in each case as applicable and consistently applied by the relevant Person.
“Adverse Event(s)” means those events as defined by the FDA and published in the U. S. Code of Federal Regulations, as amended from time to time and published in the Federal Register, or by another applicable Regulatory Authority or any similar definitions under laws within the Licensee Territory relating to adverse drug experiences relating to the use of the Product in the Licensee Territory.

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“Affiliate” means any Person that, on the Effective Date or at any time during the Term, directly or indirectly through one (1) or more intermediaries controls, is controlled by or is under common control with a Party, but only while that Person directly or indirectly through one (1) or more intermediaries controls, is controlled by or is under common control with a Party. For purposes of this definition, a Person shall be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation, or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person.
“Agreement Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during the Term; provided, that the first Agreement Year during the Term shall commence on the Effective Date and end on December 31, and the last Agreement Year during the Term shall commence on January 1 and end on the effective date of expiration or termination of the Term.
“Applicable Law” means any law (including common law), statute, rule, regulation, order, judgment, or ordinance of any Governmental Authority, including those concerning environmental, health, and safety matters, applicable to either Party in its respective territory. For clarity, Applicable Law shall include regulations applicable to a Party’s activities related to this Agreement, such as Good Clinical Practices.
“Business Day” means a day on which commercial banks are open for business in New York City and Beijing, China. References in this Agreement to “days” other than Business Days shall mean calendar days.
“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
“Change of Control” shall occur if: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of a Party, or if the percentage ownership of such Person or entity in the voting securities of a Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of a Party; (b) a merger, consolidation, recapitalization or reorganization of a Party is consummated, other than any such transaction which would result in stockholders or equity holders of such Party immediately prior to such transaction, owning, directly or indirectly, at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of a Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such

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Party of all or substantially all of such Party’s assets, other than pursuant to a transaction described above or to an Affiliate; (d) individuals who, as of the date hereof, constitute the Board of Directors of a Party (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of such Party (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by such Party’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board); or (e) the sale or transfer to a Third Party of all or substantially all of such Party’s assets is effected.
“CNY” means Chinese Yuan Renminbi.
“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, those reasonable and good faith efforts and resources to accomplish such objective as [***] would normally use to accomplish a similar objective under similar circumstances. With respect to any efforts relating to the Regulatory Approval and/or commercialization of a Product, generally in the Licensee Territory, such Party will be deemed to have exercised Commercially Reasonable Efforts if such Party has exercised those efforts normally used by [***], in the [***], with respect to a compound, product or product candidate which is of similar market potential in the Licensee Territory and which is at [***] or [***]. With respect to any efforts to commercialize a Product, the Parties acknowledge and agree that Licensee would not have made Commercially Reasonable Efforts to commercialize a Product if it [***] or to [***].
“Competitive Product” means any pharmaceutical product that: (a) is marketed in the Licensee Territory by a Third Party; (b) is a [***]; and (c) is [***].
“Compound” means calcifediol (25-hydroxyvitamin D3) and any salt thereof, as well as any solvates of calcifediol or any of its salts (including, but not limited to, calcifediol monohydrate).
“Control” means, with respect to any Patent or other intellectual property right (including know-how, trade secrets and data), ownership thereof and/or possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any agreement or other arrangement with any Third Party or being obligated to pay any royalties or other consideration therefor, but excluding any Patent or other intellectual property right (including know-how, trade secrets and data) that comes into the Control of either Party pursuant to a Change of Control of such Party.
“Cover(ed)” means, with respect to any issued Patent and the subject matter at issue, that, but for a license granted under such patent, the manufacture, development, use, sale, offer for sale or importation of the subject matter at issue would infringe such patent, or in the case of

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a patent application, would infringe a claim of such patent application if it were to issue in the form then currently being prosecuted.
“Drug Approval Application” means an application for marketing authorization or clearance required to be approved before commercial sale or use of a Product as a drug in a regulatory jurisdiction (i.e., Investigational New Drug Application, New Drug Application or equivalent).
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
“Field” means the use of the Product for the treatment or prevention of the Initial Indications.
“First Commercial Sale” means, with respect to each Product, after all necessary Regulatory Approvals by the appropriate Regulatory Authority(ies), the first sale of Product in the Licensee Territory by Licensee, any of its Affiliates or any permitted Sublicensee to a Third Party for end use or consumption of such Product. For clarity, a First Commercial Sale shall not be deemed to have occurred if the first sale of a Product is a sale or other distribution for clinical and pre-clinical research and trials, distribution of a promotional sample, a compassionate use sale, a sale under an indigent patient program or a named patient sale.
“Generic Product” means, with respect to a Product in a Region, any pharmaceutical product that (a) (i) contains the same active pharmaceutical ingredient(s) as such Product, (ii) is in the same form and format as such Product, and (iii) is approved by the Regulatory Authority in such Region based on reference to data contained in an earlier regulatory filing; and (b) is sold in such Region by a Third Party that is not a Sublicensee and such Third Party did not purchase such Product or Compound from Licensee or its Affiliates or Sublicensees.
“Good Clinical Practices” means all applicable good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other applicable guidelines for good clinical practice for clinical trials on medicinal products, (b) the Declaration of Helsinki (2004), as last amended at the 52nd World Medical Association General Assembly in October 2000, and any further amendments or clarifications thereto, and (c) the equivalent Applicable Laws in any relevant country or region where the clinical trials at issue are being conducted, each as may be amended and applicable from time to time and, in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects. For clarity, to the extent there is any inconsistency between the foregoing items (a), (b) and (c), the last item (c) shall control.

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“Government Official” means (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or Person acting for or on behalf of a government official, Governmental Authority, or other enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or Person acting for or on behalf of a political party or candidate for public office, and (d) any employee or Person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare providers employed by government-owned hospitals will also be considered Government Officials.
“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
“Initial Indications” means the treatment or prevention of secondary hyperparathyroidism (“SHPT”) in non-dialysis (“ND”) and hemodialysis (“HD”) chronic kidney disease patients.
“Initiation” means, with respect to a clinical trial, the first dosing in the first patient in such clinical trial.
“Joint Patent” means any Patent that Covers a Joint Invention.
“Licensee Patents” means all Patents that Cover a Licensee Invention. Upon the request of OPKO, Licensee shall provide to OPKO a list of the then-current Licensee Patents. For the avoidance of doubt, Licensee Patents do not include OPKO Patents.
“Licensee Technology” means all Technology that is developed or generated or otherwise becomes Controlled by Licensee or its Affiliates or Sublicensees during the Term. For the avoidance of doubt, Licensee Technology does not include OPKO Technology.
“Licensee Territory” means greater China, which includes the People’s Republic of China (the “PRC”), the Hong Kong Special Administrative Region of the PRC (“Hong Kong”), the Macau Special Administrative Region of the PRC (“Macau”), and the Republic of China (“Taiwan”). Each of the PRC, Hong Kong, Macau and Taiwan is a “Region” for the purposes of Regulatory Approval.
“Manufacturing Cost” means, with respect to the Product supplied hereunder, the direct and indirect costs incurred by OPKO or its Affiliates determined in accordance with the Accounting Standards and consistent with OPKO’s internal accounting practices, consistently applied, for the manufacture and supply of Product (provided that any such indirect costs are reasonably allocable to the manufacture and supply of Product in accordance with the Accounting Standards and consistent with OPKO’s internal accounting practices, consistently applied), which costs may include:

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(a)    the cost of active pharmaceutical ingredients, materials, components, supplies and other resources directly or indirectly consumed for the manufacture, testing, and supply of Product, in each case including freight, insurance, shipping, packaging (and including the cost of packaging) and other similar costs associated with acquiring such items;
(b)    labor (including salaries, wages and current period employee benefits, but specifically excluding expenses associated with stock options or other equity-based or deferred compensation), including management salary and benefits reasonably allocable to the manufacture, testing, packaging (as applicable) and supply of Product;
(c)    the net cost or credit of any value-added taxes or duties actually paid or utilized (and not reimbursed or reimbursable) on account of the Product;
(d)    out-of-pocket expenses paid to a Third Party for the manufacture, testing and supply of Product, including transportation costs, customs, duty and transit insurance costs;
(e)    scraps and batches resulting from the manufacture and supply of the Product that do not conform to the applicable specifications to the extent that such non-conformities are not caused by [***];
(f)    costs for quality control/assurance (including the costs of quantities destroyed in quality control testing) of the Product, including the costs of inspection, rejection and return of components, materials or services;
(g)    costs reasonably allocable to ensuring manufacture and supply operations for Product comply with Applicable Laws, including costs for obtaining and maintaining permits, registrations, and authorizations required by Governmental Authorities;
(h)    other costs reasonably allocable to the manufacture and supply of Product, including allocable occupancy, depreciation and amortization of facilities, allocable facilities costs, general and administrative costs, and other overhead; and
(i)    the amount of any royalty payable by OPKO to Catalent Pharma Solutions, LLC (“Catalent”) with respect to the use of Catalent intellectual property rights or technology that is used to manufacture the Product.
“Marketing Material” means the written, printed, electronic or graphic materials related to strategy, communications and programs associated with the marketing or promotion of the Product, including such strategy, communications, programs and any promotional and marketing materials that (a) specifically identify or describe the Product or (b) otherwise support the Product or raise awareness of the Product.
“Net Sales” means the gross amounts invoiced by Licensee, its Affiliates and their Sublicensees (each a “Selling Party”) for sales of Product to Third Parties in the Licensee

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Territory during the Royalty Term, less the following deductions to the extent actually taken, determined in accordance with the Accounting Standards and consistent with each Selling Party’s internal accounting practices, consistently applied:
(a)    bad debts and uncollectable invoiced amounts relating to sales of the Product that are [***] in accordance with the Accounting Standards, consistently applied; provided, that any [***] shall be [***] for the [***] and any [***] will be included in the current Net Sales calculation;
(b)    sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and other adjustments, including those granted on account of price adjustments, returns, rebates, chargebacks or similar payments granted or given to wholesalers or other institutions;
(c)    adjustments arising from consumer discount programs or other similar programs;
(d)    clawback taxes, customs or excise duties, valued-added taxes, sales taxes, consumption taxes and other taxes (except income taxes) or duties relating to sales, any payment in respect of sales to any Governmental Authority, or with respect to any government subsidized program or managed care organization, each to the extent applicable and not already reflected in the amount invoiced; and
(e)    freight, distribution cost, [***] customs dues, insurance and transportation costs for the Product to the extent included in the amount invoiced, provided, that in no event shall deductions under this subsection (e) exceed [***] of gross sales for any applicable period.
Net Sales shall be determined from books and records maintained in accordance with the Accounting Standards and each Selling Party’s internal accounting practices, as consistently applied, with respect to sales of any Product.
The sale of Products to Licensee’s Affiliates and its Sublicensees shall not be deemed as a “sale” within the meaning of this definition except to the extent that such Affiliates and Sublicensees are end users of Products.
Net Sales will not include Products transferred for use in connection with clinical trials or other development activities, pre-clinical research and trials, promotional use (including samples), compassionate sales or use or indigent programs.
If a Product is sold as a combination therapy comprised of a Product and one or more products containing therapeutically-active ingredients (other than Compound) sold under a single Regulatory Approval and priced as a unit at a single price (a “Combination Product”), then “Net Sales,” for purposes of determining Royalty Payments on the Combination Product, shall be calculated as follows:

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(1)    when the components of the Combination Product are sold separately in the Licensee Territory, by multiplying the Net Sales of the Combination Product (calculated before application of this formula) by the fraction A/(A+B), where A is the price of the Product sold separately, and B is the price of the component of the Combination Product other than the Product (the “Supplemental Component”) in the Licensee Territory of the Supplemental Component(s); or
(2)    when either the Product or the Supplemental Component are not sold separately in the Licensee Territory, the Parties shall negotiate in good faith to determine an appropriate allocation of Net Sales for the Product and the Supplemental Component.
“New Drug Approval” means an approval by a Governmental Authority of a Drug Approval Application.
“OPKO Patents” means all Patents in the Licensee Territory that (a) are Controlled by OPKO or its Affiliates as of the Effective Date or become Controlled by OPKO or its Affiliates during the Term, and (b) have a claim that Covers the Product, or a use of the Product. The list of OPKO Patents as of the Effective Date is set forth in Appendix A attached hereto and, upon request of Licensee (such request to be made no more than once every six (6) month-period), OPKO shall provide to Licensee a list of the then-current OPKO Patents. For the purposes of this Agreement, OPKO Patents shall not include Other Licensee Patents.
“OPKO Technology” means all Technology that (a) is Controlled by OPKO or its Affiliates as of the Effective Date, or (b) is developed or generated, or otherwise becomes Controlled by OPKO or its Affiliates during the Term. For the purposes of this Agreement, OPKO Technology shall not include Other Licensee Technology.
“OPKO Territory” means the entire world other than the Licensee Territory.
“OPKO Trademark(s)” means Rayaldee® calcifediol ER capsules, a trademark Controlled by OPKO in the Licensee Territory, and any other trademark, service mark or logo developed, applied for, registered, or to be applied for or registered by OPKO or its Affiliates for use in connection with the sale of the Product in the Licensee Territory.
“Other Licensee(s)” means any Third Party licensee of OPKO or its Affiliates (a) to which OPKO or its Affiliates have granted rights to the Compound and/or Product under OPKO Patents and/or OPKO Technology outside the Territory and/or outside the Field, and/or (b) from which OPKO or its Affiliates have received a grant of rights to the Compound and/or Product under Other Licensee Patents and Other Licensee Technology.
“Other Licensee Patents” means all Patents of an Other Licensee in the Licensee Territory to the extent related to the Compound or Product to which OPKO or its Affiliates have obtained rights, solely to the extent OPKO or its Affiliates has the right to grant a license to Licensee under the terms of such rights.

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“Other Licensee Technology” means all material Technology of an Other Licensee in the Licensee Territory to the extent related to the Compound or Product to which OPKO or its Affiliates have obtained rights, solely to the extent OPKO or its Affiliates has the right to grant a license to Licensee under the terms of such rights.
“Patents” means (a) all patents and patent applications in any country or jurisdiction in the relevant territory, and (b) any substitutions, divisions, continuations, continued prosecution applications, continuations-in-part, provisional applications, priority applications (including rights of priority), reissues, renewals, registrations, additions, confirmations, re-examinations, extensions, validations, supplementary protection certificates and the like of any such patents or patent applications.
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.
“Phase III Clinical Trial” means a human clinical trial of a compound or product for an indication on a sufficient number of subjects that is designed to establish that the compound or product is safe and efficacious for its intended use, and to determine warnings, precautions and adverse reactions that are associated with the compound or product in the dosage range to be prescribed, and to support Regulatory Approval of the compound or product for such indication, as more fully defined in 21 C.F.R. §312.21(c), or its successor regulation, or the equivalent in any foreign country.
“Product” means a modified, extended, sustained release, or any release other than immediate release, pharmaceutical product that contains a Compound as the sole therapeutically active substance, in all dosage forms and formulations, contained in or Covered by the OPKO Patents and/or OPKO Technology.
“Regulatory Approval” means any approvals, product and/or establishment licenses, registrations, permits, or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity or Regulatory Authority, necessary for the manufacture, distribution, use, storage, importation, export, transport, marketing and sale of the Product in a regulatory jurisdiction.
“Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau or other governmental entity responsible for issuing any technical, medical and scientific licenses, registrations, authorizations and/or approvals of the Product that are necessary for the manufacture, distribution, use, storage, importation, export, transport and sale of the Product in a regulatory jurisdiction.
“Sublicensee” means an Affiliate or Third Party that has been granted a sublicense by a Party as permitted under Sections 2.1 or 2.2 of this Agreement.

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“Technology” means all information, in any form (including electronic form), that is not in the public domain and that is necessary or useful for the development, regulatory approval or commercialization of the Compound or the Product in the Licensee Territory. Examples of Technology are, to the extent relating to the Compound or Product, biological, chemical, pharmacological, toxicological, medical or clinical, analytical, quality, manufacturing, research, regulatory and sales and marketing information. As used in this Agreement, the term “material Technology” refers to written (including electronic) information that is necessary for the development, Regulatory Approval or commercialization (but not including sales and marketing information) of the Compound or the Product in the Licensee Territory.
“Third Party(ies)” means any Person other than OPKO and its Affiliates, and Licensee and its Affiliates.
“Valid Claim” means a claim of (a) an issued and unexpired patent included in the OPKO Patents or Other Licensee Patents that has not been (i) held unpatentable or unenforceable by a final decision of a court or other governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, or (ii) abandoned or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a pending patent application included in the OPKO Patents or Other Licensee Patents that continues to be prosecuted in good faith and has not been pending for longer than [***].
In addition to the defined terms set forth above, the following capitalized terms shall have the meaning ascribed to such terms in the Sections of this Agreement identified below:

Capitalized Term	Section
Agreement	Preamble
Alliance Manager	8.4(a)
Applicable Percentage	4.3
Bulk Product	9.1
[***]	2.6
Catalent	1.1
Claim	12.3(b)
Combination Product	1.1
Committee	9.1(a)
Confidential Information	13.2
Dispute	20.1
Effective Date	Preamble
Extended Payment Term	3.2
Grant-back License Option	2.2(a)(ii)
Incumbent Board	1.1
Indemnitee	16.7

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Inventions	12.1(a)
Joint Inventions	12.1(b)
JSC	8.1(a)
Licensee	Preamble
Licensee Inventions	12.1(c)
Licensee Prosecution Patents	12.2(b)
Licensee Trademark	7.2(c)
Losses	16.5
Nicoya	Preamble
[***]	12.12(b)
OPKO	Preamble
OPKO Inventions	12.1(a)
OPKO Prosecution Patents	12.2(a)
Parties	Preamble
Party	Preamble
Party Vote	8.1(c)
Paying Party	4.8(a)
Pharmacovigilance Agreement	10.2
Quality Agreement	9.1
Recall	6.5
Receiving Party	4.8(a)
Regulatory Action	6.4
Relevant Patents	12.12(a)
ROFR	2.6
ROFR Exercise Notice	2.6
ROFR Negotiation Period	2.6
ROFR Notice	2.6
Royalty Payments	4.3
Royalty Term	4.4
SHPT	1.1
Supplemental Component	1.1
Supply Agreement	9.1
Term	3.1

1.2    Interpretation.
(a)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and appendix references

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are to this Agreement unless otherwise specified. The words “will” and “shall” shall have the same meaning. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Masculine, feminine and neuter pronouns and expressions shall be interchangeable. The words “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the phrase “without limitation” or “without limiting,” whether or not expressly stated.
(b)    Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
(c)    References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not expressly prohibited by the terms of this Agreement. References to this Agreement are to this Agreement as in effect as of the relevant time, and mean this Agreement as a whole, including all schedules, exhibits, or appendices hereto, which form part of the operative provisions of this Agreement, in each case, as amended or otherwise modified in accordance with the terms hereof.
(d)    Unless otherwise specified, references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, and references to a particular Applicable Law include all rules and regulations promulgated by Governmental Authorities thereunder, whether or not expressly stated.
(e)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
(f)    References in this Agreement to “Product-by-Product,” mean that each of the following shall be deemed to be a single Product: (i) all Products marketed or sold [***]; and (ii) each Combination Product; provided, that a [***] with the same active ingredients shall be regarded as [***].
(g)    This Agreement has been prepared jointly by the Parties, and the provisions contained herein shall not be construed or interpreted for or against any Party because such Party drafted or caused such Party’s legal representatives to draft any provision contained herein.

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2.     Grant of Rights
2.1    OPKO Patents, OPKO Technology, Other Licensee Patents and Other Licensee Technology.
(a)    Subject to the terms and conditions of this Agreement, OPKO hereby grants to Licensee and, to the extent any such rights are Controlled by an Affiliate of OPKO, OPKO shall cause such Affiliate to grant to Licensee an exclusive (even as to OPKO and its Affiliates), sublicenseable (subject to Section 2.1(c)), royalty-bearing license under the OPKO Patents and OPKO Technology to, research and develop (subject to the last sentence of this Section 2.1), use, distribute, market, promote, offer to sell, sell, have sold, import, label, package and commercialize Products in the Field in the Licensee Territory. The right to research and develop is solely for the purpose of seeking and/or maintaining Regulatory Approval from Regulatory Authorities in the Territory for the Initial Indication.
(b)    To the extent expressly permitted by an agreement with Other Licensees, OPKO hereby grants to Licensee, and, to the extent any such rights are Controlled by an Affiliate of OPKO, OPKO shall cause such Affiliate to grant to Licensee, the same licenses set forth in Section 2.1(a) under Other Licensee Patents and Other Licensee Technology.
(c)    Licensee may sublicense its rights under Section 2.1(a) and/or Section 2.1(b) to its Affiliates without OPKO’s prior written consent, or to any Third Party with OPKO’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. With respect to each sublicense that Licensee proposes to grant to a Third Party, Licensee shall notify OPKO in writing at least [***] Business Days in advance of the grant, including a description of the rights to be granted and the identity of the proposed Third Party sublicensee. For the avoidance of doubt, [***]shall not be considered to be sublicensees for the purposes of this Section 2.1(c). If Licensee does not receive a written reply from OPKO within [***] Business Days, it shall be deemed that OPKO agree this sublicense. Licensee shall ensure that: (A) each Sublicensee accepts all applicable material terms and conditions of this Agreement and shall use Commercially Reasonable Efforts to ensure that each Sublicensee complies with all applicable material terms and conditions of this Agreement; (B) each sublicense shall (1) be subject to an appropriate written agreement imposing on each Sublicensee the terms and conditions of this Agreement, including all restrictive covenants set forth in this Agreement, (2) contain a provision prohibiting such Sublicensee from further sublicensing its rights, and (3) not in any way diminish, reduce or eliminate any of Licensee’s obligations under this Agreement. Licensee shall provide to OPKO within [***] Business Days of such grant, a copy of each sublicense agreement (after redacting any financial information and other provisions that are not necessary to understand the scope of the sublicense granted to such Sublicensee or to confirm that such sublicense is in compliance with the terms of this Agreement, including this Section 2.1(c)). For the avoidance of doubt, Licensee will remain directly responsible for all amounts owed to OPKO and the performance of all obligations under this Agreement. Licensee hereby expressly waives any requirement that OPKO exhaust any right, power or remedy, or proceed against a

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Sublicensee for any obligation or performance hereunder prior to proceeding directly against Licensee.
(d)     OPKO hereby grants to Licensee a right of first refusal to obtain an exclusive license, at any time during the Term, under the OPKO Patents, OPKO Technology, Other Licensee Patents and/or Other Licensee Technology to research and develop (as set forth in Section 2.1(a)), use, have used, distribute, market, promote, offer to sell, sell, have sold, import, label, package and otherwise commercialize the Compounds and Products outside the Field in the Licensee Territory.
2.2    Licensee Patents and Licensee Technology.
(a)    Subject to the terms and conditions of this Agreement and Schedule 2.2, Licensee hereby grants to OPKO and, to the extent any such rights are Controlled by an Affiliate of Licensee, Licensee shall cause such Affiliate to grant to OPKO:
(i)    a non-exclusive, sublicenseable (subject to Section 2.2(b)), fully paid-up, royalty-free (subject to Section 15.4(a)(ii)), perpetual license under the Licensee Patents and Licensee Technology to [***], develop, make, have made, use, sell, import, export, offer to sell, sell and have sold Compounds and Product (A) in all fields of use in the OPKO Territory, and (B) outside the Field in the Licensee Territory; and
(ii)    an exclusive [***] to the Licensee Patents and Licensee Technology set forth in Section 2.2(a)(i) above to [***] (the “Grant-back License Option”), on [***], which may include the payment by OPKO of royalties to Licensee.
(b)    OPKO may sublicense its rights under Section 2.2(a) to (i) its Affiliates freely, and (ii) an Other Licensee, provided, that the Other Licensee permits OPKO to sublicense the Other Licensee’s intellectual property rights to Licensee on substantially the same basis as the license that the Other Licensee would be receiving from OPKO, as the context requires. Notwithstanding the grant by OPKO of a sublicense to Licensee Patents and Licensee Technology, OPKO will remain directly responsible to Licensee for any actions by the Sublicensee that violate the scope of the license and, in connection therewith, OPKO hereby expressly waives any requirement that Licensee exhaust any right, power or remedy, or proceed against a Sublicensee for any obligation or performance hereunder prior to proceeding directly against OPKO.
2.3    Retained Rights.
Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel or otherwise, other than the license rights that are expressly granted under this Agreement. For the avoidance of doubt, OPKO retains all of its rights under its Control with respect to Compounds, Product, the OPKO Patents, the OPKO Technology and the OPKO Trademarks in order to (a) make and have made Compounds and

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Product in the Licensee Territory, (b) conduct [***] and pre-clinical development of Compounds and Product in the Field in the Licensee Territory, and (c) develop, use, sell, import, export, offer to sell, sell and have sold Compounds and Product (i) in the OPKO Territory in all fields of use, and (ii) in the Licensee Territory in all fields of use other than the Field, subject to Section 2.1(d).
2.4    Subcontracting.
Subject to the limitations on sublicenses set forth in Section 2.1(c), [***]. Licensee shall be responsible for the performance of all actions, agreements and obligations to be performed by any of its subcontractors under the terms and conditions of this Agreement, and shall use Commercially Reasonable Efforts to cause its subcontractors to comply with the provisions of this Agreement in connection with such performance. Any breach by Licensee’s subcontractors of any of Licensee’s obligations under this Agreement shall be deemed to be a breach by Licensee, and OPKO may proceed directly against Licensee without any obligation to first proceed against Licensee’s subcontractors.
2.5    Ex-Territory and Ex-Field Activities.
(a)    Licensee hereby covenants and agrees that, during the Term, Licensee shall not (and shall cause its Affiliates, Sublicensees and subcontractors not to), either itself or through a Third Party, market, promote or actively offer for sale the Product (i) outside the Field in the Licensee Territory, or (ii) in any field of use in the OPKO Territory. Without limiting the generality of the foregoing, with respect to the OPKO Territory, Licensee shall not (A) engage in any promotional activities relating to the Product directed solely to customers in the OPKO Territory, or (B) solicit orders from any purchaser that intends to, or Licensee has a reasonable basis for believing may intend to, distribute the Product in the OPKO Territory. To the extent permitted by Applicable Law, including applicable antitrust laws, if Licensee receives any order for the Product under the preceding subsection (B), then Licensee shall immediately refer that order to OPKO and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) the Product under such order. If Licensee should reasonably know that a customer or distributor is engaged itself or through a Third Party in the sale or distribution of the Product in the OPKO Territory or outside the Field within the Licensee Territory, then Licensee shall (1) within [***] Business Days of gaining knowledge of such activities, notify OPKO regarding such activities and provide all information available to Licensee that OPKO may reasonably request concerning such activities, and (2) take Commercially Reasonable Efforts (including cessation of sales to such customer) necessary to limit such sale or distribution, unless otherwise agreed in writing by the Parties.
(b)    OPKO hereby covenants and agrees that, during the Term, OPKO shall not (shall cause its Affiliates not to, and shall use reasonable efforts to cause its Other Licensees, sublicensees and subcontractors not to), either itself or through a Third Party, market, promote or actively offer for sale the Product for use in the Field in the Licensee Territory. Without limiting

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the generality of the foregoing, with respect to the Licensee Territory, OPKO shall not (i) engage in any promotional activities relating to the Product for use in the Field directed solely to customers in the Licensee Territory, or (ii) solicit orders from any purchaser that intends to, or OPKO has a reasonable basis for believing may intend to, distribute the Product in the Licensee Territory for use in the Field. To the extent permitted by Applicable Law, including applicable antitrust laws, if OPKO receives any order for the Product under the preceding subsection (B), then OPKO shall immediately refer that order to Licensee and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) the Product under such order. If OPKO should reasonably know that a customer or distributor is engaged itself or through a Third Party in the sale or distribution of the Product for use in the Field in the Licensee Territory, then OPKO shall (A) within [***] Business Days of gaining knowledge of such activities, notify Licensee regarding such activities and provide all information available to OPKO that Licensee may reasonably request concerning such activities, and (B) take Commercially Reasonable Efforts (including cessation of sales to such customer) necessary to limit such sale or distribution, unless otherwise agreed in writing by the Parties.
2.6    Licensee Right of First Refusal for [***] Products.
OPKO hereby grants to Licensee a right of first refusal (the “ROFR”) to obtain an [***] to develop and commercialize in the Licensee Territory any pharmaceutical product (other than a Product) containing [***] (including, but not limited to[***]) in any formulation (a “[***]”). If at any time during the Term, OPKO or its Affiliate intends to enter into discussions or negotiations with a Third Party with respect to any license to commercialize the [***]in the Licensee Territory, OPKO shall provide written notice of its intention to Licensee (the “ROFR Notice”). Licensee shall have the right to exercise the ROFR by delivery to OPKO of a written notice of exercise (the “ROFR Exercise Notice”) within [***]days after the date it receives the ROFR Notice. If Licensee exercises the ROFR by delivery to OPKO of the ROFR Exercise Notice, then the Parties shall have [***] days from the date of the ROFR Exercise Notice (the “ROFR Negotiation Period”) to negotiate in good faith the terms of such [***] license, which terms shall be commercially reasonable for an exclusive license of such type. If (a) Licensee has not delivered an ROFR Exercise Notice to OPKO within the [***] day period set forth above, (b) Licensee notifies OPKO prior to the expiration of the [***] day period set forth above that it does not intend to exercise the ROFR, or (c) the Parties are unable to reach agreement on the economic or other terms for such exclusive license prior to the expiration of the ROFR Negotiation Period, then OPKO shall have the right to license to a Third Party the right to develop and commercialize the [***] in the Licensee Territory.

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3.     Term
3.1    Term.
The term of this Agreement shall commence on the Effective Date and shall continue on a Product-by-Product basis until the expiration of all Royalty Terms and Extended Payment Terms under this Agreement, unless earlier terminated pursuant to Section 16.1 (the “Term”).
3.2    Expiration.
Upon the expiration of the Royalty Term (and not including any early termination of this Agreement under Article 15) with respect to a Product, the licenses granted to Licensee under Section 2.1 shall become fully-paid, royalty-free, perpetual and non-exclusive. If Licensee or its Affiliates or Sublicensees use the OPKO Trademarks in the Licensee Territory after the expiration of the Royalty Term for a Product, then Licensee’s license to use the OPKO Trademarks shall remain exclusive so long as Licensee pays OPKO a royalty of [***] of any Net Sales in the Licensee Territory (the “Extended Payment Term”).
4.     Fees and Payments
4.1    Upfront Payment.
In consideration for the rights granted to Licensee in this Agreement, Licensee shall pay to OPKO a non-refundable and non-creditable payment of Five Million United States Dollars ($5,000,000) (the “Upfront Payment”) within [***] days after the Effective Date.
4.2    Milestone Payments.
As additional consideration for the rights granted to Licensee in this Agreement, Licensee shall pay to OPKO the non-refundable and non-creditable milestone payments in the amounts and upon the occurrence of the milestone events for the Product set forth below.

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Milestone Event	Milestone Payment (in United States Dollars)
1. The first to occur of (A) Initiation of [***] Phase III Clinical Trial for the prevention or treatment of SHPT in ND patients in the Licensee Territory, or (B) the first anniversary of the Effective Date.	$5,000,000
2. The Initiation of the [***] for the prevention or treatment of [***] in the Licensee Territory.	[***]
3. [***] in the Licensee Territory for the prevention or treatment of [***]	[***]
4. [***] in the Licensee Territory for [***]	[***]
5. First time aggregate Net Sales of all Products in the Licensee Territory exceed [***] in an Agreement Year	[***]
6. First time aggregate Net Sales of all Products in the Licensee Territory exceed [***] in an Agreement Year	[***]

Each such milestone payment shall be made within [***] days of the achievement or occurrence of the relevant milestone event. Each milestone payment will be payable only one (1) time and, for the avoidance of doubt, no more than One Hundred Twenty Million Dollars ($120,000,000) in milestone payments shall be payable under this Section 4.2. For purposes of clarity if Net Sales of the Products in the Licensee Territory during a particular Agreement Year exceed [***], and it was the first Agreement Year in which Net Sales of the Product in the Licensee Territory exceeded [***], then Licensee would owe both the [***] and [***] milestone payments and no other milestone payments would be due in any following Agreement Year with respect to such milestone events.
4.3    Royalty Payments.
Subject to the terms and conditions of this Agreement, during the Royalty Term, Licensee shall pay to OPKO royalty payments (the “Royalty Payments”) on a Calendar Quarter basis in an amount equal to the aggregate annual Net Sales of Products within the Licensee Territory multiplied by the Applicable Percentage, as may be adjusted as set forth in this Agreement. The “Applicable Percentage” shall be as follows.

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Aggregate Net Sales of all Products in an Agreement Year	Applicable Percentage
For the portion up to and including [***]	[***]
For the portion in excess of [***] up to and including [***]	[***]
For the portion in excess of [***] up to and including [***]	[***]
For the portion in excess of [***]	[***]

In the case that the annualized royalty rate during a particular Agreement Year is more than the Applicable Percentage, the corresponding overpayment received by OPKO shall be credited to Licensee against subsequent Royalty Payments; and in the case that the annualized royalty rate during a particular Agreement Year is less than that the Applicable Percentage, Licensee shall pay the difference within [***] days after determination of such difference.

4.4    Royalty Term.
The Royalty Payments due under Section 4.3 will be payable on a Product-by-Product basis beginning from the First Commercial Sale in Region and continuing until the last of the following:
(a)    expiration of the last to expire Valid Claim Covering the Product in the Region;
(b)    expiration of all regulatory and data exclusivity applicable to the Product in the Region; and
(c)    on a Product-by-Product basis, ten (10) years from the First Commercial Sale for such Product in the Region.
The period during which the Royalty Payments for a Product are due is referred to as the “Royalty Term”.
4.5    Royalty Reductions and Credits.
(a)    If required under Applicable Law then with respect to any Product, Royalty Payments are owed solely on account of Sections 4.4(b) or 4.4(c), and for clarity, not on account of Section 4.4(a), then the Royalty Payments for such Product shall be [***] of the amounts that would otherwise be due under Section 4.3.
(b)    If, in a Region during the Royalty Term for a Product, sales of all Generic Products of such Product in such Region in a Calendar Quarter exceed [***], but is no more than [***], of the [***] of such [***] plus the [***] of such [***] to such [***] in such Region, then

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the royalty rate payable by Licensee to OPKO with respect to Net Sales of the Product in such Region for such Calendar Quarter shall be [***] of the otherwise applicable rate. If, in a Region within the Territory during the Royalty Term for a Product, sales of all Generic Products to such Product in such Region in a Calendar Quarter [***] of the unit volume of all sales of such Product plus the unit volume of all sales of such Generic Products to such Product in such Region, then the royalty rate payable by Licensee to OPKO with respect to Net Sales of the Product in such Region for such Calendar Quarter shall be reduced by [***] of the otherwise applicable rate. All such determinations of the unit volume of sales shall be based upon a mutually acceptable calculation method using market share data provided by a reputable and mutually agreed upon provider, such as IMS Health.
(c)    To the extent the Parties have agreed, pursuant to Section 12.12(a), that a Third Party Patent is necessary to use, import, sell, have sold, offer for sale or otherwise commercialize a Product in a particular Region, the royalties payable by Licensee to OPKO shall be [***] of the royalties payable to such Third Party licensor(s) with respect to Net Sales of the Product in such Region against the royalties otherwise payable by Licensee to OPKO with respect to Net Sales of the Product in such Region. For clarity, if the Parties have not agreed pursuant to Section 12.12(a) that Licensee is required to license the Third Party Patent, but nevertheless Licensee does so, then the Licensee shall bear [***]of such Third Party Patent.
4.6    Late Payments.
Any amount required to be paid by a Party hereunder which is not paid on the date due shall bear interest at a rate equal to the [***] as published by The Wall Street Journal for the date that payment was first due, or the maximum rate allowable by Applicable Law, whichever is [***], with such [***].
4.7    Reports, Timing and Method of Payments, and Foreign Exchange.
(a)    Within [***] following the end of each Calendar Quarter commencing with the end of the first Calendar Quarter during which the First Commercial Sale occurs, Licensee shall provide OPKO with a written report setting forth its good faith estimate of (i) gross sales of Products in the Licensee Territory during the prior Calendar Quarter in local currency, (ii) Net Sales of Products in the Licensee Territory during the prior Calendar Quarter in local currency, and (iii) a calculation of the amount (including applicable exchange rate) of the Royalty Payment due to OPKO under Section 4.3 with respect to the prior Calendar Quarter, including calculation of any reductions or credits against Royalty Payments taken in accordance with Section 4.5. OPKO acknowledges that any report provided under this Section 4.7(a) shall only be an estimate and is subject to actual adjustments in the final report to be delivered under Section 4.7(b). Licensee acknowledges that any report provided under this Section 4.7(a) shall be used for OPKO’s financial reports filed with the U.S. Securities and Exchange Commission.

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(b)    Within [***] following the end of each Calendar Quarter, commencing with the end of the first Calendar Quarter during which the First Commercial Sale occurs, Licensee shall provide OPKO with a report including (i) gross sales of Products in the Licensee Territory during the prior Calendar Quarter in local currency, (ii) Net Sales of Products in the Licensee Territory during the prior Calendar Quarter in local currency, and all calculations used to determine such Net Sales from gross sales, and (iii) a calculation of the amount (including applicable exchange rate) of the Royalty Payment due to OPKO under Section 4.3 with respect to the prior Calendar Quarter, including calculation of any reductions or credits against Royalty Payments taken in accordance with Section 4.5. Not later than [***] days following the end of each Calendar Quarter, Licensee shall pay to OPKO the Royalty Payment to which OPKO is entitled under Section 4.3 by wire transfer to OPKO’s bank account designated in writing.
(c)    In the event that a Party disputes an invoice or other payment obligation under this Agreement, such Party shall [***] the undisputed amount of the invoice or other payment obligation, and the Parties shall resolve such dispute in accordance with Article 20.
4.8    Taxes.
(a)    Each Party shall be responsible for any income taxes payable by such Party on incomes made to it under this Agreement. Licensee shall have the right to deduct any withholding tax required to pay or withhold on behalf of OPKO from the payments pursuant to this Article 4 and other payments as long as Licensee shall provide OPKO with certified receipts of the payments of such withholding taxes duly issued by the Governmental Authorities in the Licensee Territory and shall give OPKO such assistance as may be reasonably necessary for OPKO to claim exemption from income tax in Ireland. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, taxes payable with respect to this Agreement and that they shall use their Commercially Reasonable Efforts to cooperate and coordinate with each other to achieve such objective as allowed under Applicable Laws. To the extent that the Party making the payment under this Agreement (“Paying Party”) is required to deduct and withhold taxes on any payment to the other Party (“Receiving Party”), Paying Party shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the other Party an official tax certificate or other evidence of such withholding sufficient to enable Receiving Party to claim credit or deduction of such payment of taxes. Receiving Party shall provide Paying Party with any completed tax forms that may be reasonably necessary in order for Paying Party not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. The Parties acknowledge that said tax forms have to be filed with the Governmental Authority periodically. Each Party shall cooperate with the other to the extent reasonably requested for the purpose of filing any tax returns relating to sales, use, transfer, stamp, VAT, withholding, or similar taxes, if any, levied on amounts payable hereunder.
(b)    For purposes of clarity, all sums payable under this Agreement shall be exclusive of VAT. In the event that any VAT is owing in any jurisdiction in respect of any such

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payment, Paying Party shall pay such VAT and the payment in respect of which such VAT is owing shall be made by Paying Party without deduction for or on account of such VAT to ensure that Receiving Party receives a sum equal to the sum which it would have received had such VAT not been due.
4.9    Currency Exchange.
If any Product sold by Licensee under this Agreement is invoiced in a currency other than U.S. dollars, all Royalty Payments by Licensee to OPKO shall be converted into U.S. dollars at the average rate of exchange for the Calendar Quarter for which payments are being remitted based on OANDA rates.
4.10    Adjustments.
If there is any major change in the pharmaceutical regulatory environment relating to the Product in the Licensee Territory (including, but not limited to, the drug pricing system and bundled payments), then upon the request of either Party, the Parties shall meet and discuss in good faith to determine whether an adjustment to the terms and conditions of this Agreement, including the financial provisions set forth in this Article 4, is appropriate.
5.     Clinical Data
5.1    Data Sharing.
(a)    Within [***] days after the Effective Date, OPKO shall use Commercially Reasonable Efforts to transfer to Licensee without charge to Licensee all material data and results included within the OPKO Technology and the Other Licensee Technology that is necessary or useful to obtain Regulatory Approval of the Compound and the Product in the Field in the Licensee Territory.
(b)    From time to time during the Term upon the request of Licensee, OPKO shall use Commercially Reasonable Efforts to transfer to Licensee any new material data and results included within the OPKO Technology and the Other Licensee Technology that is necessary or useful to obtain or maintain Regulatory Approval of the Compound and the Product in the Field in the Licensee Territory that was not previously transferred to Licensee; provided, that any such material data and results included within the Other Licensee Technology that is provided by OPKO to Licensee under this Section 5.1(b) (i) will be provided without charge to Licensee to the extent OPKO is not required to make any payment to obtain and share such data and results, and (ii) subject to Section 16.3, will be provided to Licensee with Licensee sharing in a portion of the cost in the event OPKO is required to make a payment to obtain such data and results and such data and results are used by Licensee for purposes of obtaining Regulatory Approval for the Product in the Field in the Licensee Territory. For clarity, OPKO shall ensure that any data and results generated from clinical studies conducted jointly by OPKO and an

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Other Licensee for the treatment of SHPT in hemodialysis patients will be provided to Licensee without charge for use in the Field and the Licensee Territory.
(c)    From time to time during the Term upon the request of OPKO, Licensee shall use Commercially Reasonable Efforts to transfer to OPKO all material data and results included within the Licensee Technology that is necessary or useful to obtain or maintain Regulatory Approval of a Product (i) in all fields of use in the OPKO Territory, and (ii) outside the Field in the Licensee Territory.
6.     Regulatory Matters
6.1    Regulatory Filings and Regulatory Approvals.
(a)    Licensee shall be responsible for preparing and filing Drug Approval Applications and seeking and maintaining Regulatory Approval for the Product in the Field in each jurisdiction in the Licensee Territory, including preparing all documentation and reports necessary in connection therewith, as well as securing data and market exclusivity where applicable in compliance with Applicable Laws in the Licensee Territory. All such Drug Approval Applications and Regulatory Approvals shall be owned by Licensee and Licensee shall promptly provide to OPKO a comprehensive summary in English and a copy in its original language of each such Drug Approval Application, Regulatory Approval and material submission to and communication with a Regulatory Authority regarding the same. Except as expressly set forth in this Agreement, all costs and expenses incurred by Licensee in connection with the preparation, filing and maintenance of Drug Approval Applications and Regulatory Approvals for the Product in the Field in the Licensee Territory shall be borne solely by Licensee. Notwithstanding the foregoing to the contrary, any costs and expenses related to the translation to English of the Drug Approval Applications, Regulatory Approvals or material communications with a Regulatory Authority in the Licensee Territory to be provided to OPKO by Licensee shall be borne by OPKO, while any costs and expenses related to the translation to Chinese of the Drug Approval Applications, Regulatory Approvals or material communications with a Regulatory Authority in OPKO Territory to be provided to Licensee shall be borne by Licensee.
(b)    OPKO shall (i) make available to Licensee all information and data Controlled by OPKO, its Affiliates and Third Party contract manufacturers and suppliers that Licensee reasonably indicates to OPKO is required to file Drug Approval Applications or obtain Regulatory Approval for the Product in the Field in the Licensee Territory, (ii) make its personnel with relevant subject matter expertise available on a reasonable basis to consult with Licensee with respect thereto, and (iii) cooperate, and use Commercially Reasonable Efforts to cause its Affiliates and Third Party contract manufacturers and suppliers to cooperate, with Licensee to make changes, at Licensee’s reasonable cost, to the manufacturing of the Compound and/or Product that are required in order to ensure that the Compound and/or Product supplied to

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Licensee is compliant with requirements by Regulatory Authority and Applicable Laws in the Licensee Territory.
(c)    If OPKO has in its possession information of the nature described in Section 6.1(b)(i) above from an Other Licensee, but does not have the right to provide this information to Licensee for its use in the Field and the Licensee Territory, then OPKO shall use Commercially Reasonable Efforts to obtain those rights from such Other Licensee, [***] to Licensee.
(d)    OPKO represents that as of the Effective Date, Schedule 6.1(d) lists OPKO’s Other Licensees and direct contract manufacturers and suppliers for the Product and, to the best of OPKO’s knowledge, all contract manufacturers and suppliers for the Product that are engaged by its direct contract manufacturers and suppliers, all of whom are subject to Sections 6.1(b) and 6.1(c), as applicable. To the extent there is any change to the Other Licensees or contract manufacturers or suppliers for the Product at any time during the Term, OPKO shall promptly inform Licensee by writing, upon which notice Schedule 6.1(d) shall be considered automatically amended to incorporate such change.
6.2    Right of Reference to Regulatory Filings; Third Party Clinical Data.
(a)    Each Party shall have the right of cross-reference to the other Party’s regulatory filings to the extent necessary to obtain Regulatory Approval for the Product in such Party’s respective territory. Subject to Section 7.2(b), if OPKO has the right of cross-reference to an Other Licensee’s regulatory filings for the purposes described in the foregoing sentence, then OPKO shall use Commercially Reasonable Efforts to obtain this right from its Other Licensees for the Licensee for its use in the Field and the Licensee Territory.
(b)    If [***] is required to [***] in order to obtain the right to cross-reference an Other Licensee’s regulatory filings (including, clinical data), then prior to providing Licensee with any, or a right of reference thereto, other than as required by Applicable Law, the Parties shall mutually agree on an [***] or other [***] by Licensee.
6.3    Cooperation.
Each Party shall keep the other Party informed of any material regulatory developments relating to the Product in its own territory through reports at the JSC meetings, or more frequently if the circumstances reasonably require. The Parties shall consult and cooperate in (a) the preparation of each Drug Approval Application for the Product in the Field in the Licensee Territory, and (b) the maintenance of Regulatory Approvals for the Product in the Field in the Licensee Territory; provided, that Licensee shall be primarily responsible for interactions with Regulatory Authorities throughout the Licensee Territory. Licensee shall provide OPKO with reasonable advance notice of any material scheduled meeting with an applicable Regulatory Authority in the Licensee Territory relating to any Drug Approval Application or Regulatory Approval for the Product. Licensee shall duly take OPKO’s input into consideration and, if

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OPKO desires and permitted by Applicable Law, permit OPKO to participate in any such meeting. Licensee shall promptly (i) provide OPKO with copies of any minutes or other records relating to such meetings with Regulatory Authorities, and (ii) inform OPKO about any significant Regulatory Approval milestones achieved.
6.4    Threatened Regulatory Action.
Each Party shall promptly notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority against itself, its Affiliates or any of its subcontractors, other licensees or sublicensees (including those in the supply and distribution chain of the Product), which may materially and adversely affect development, commercialization or regulatory status of the Product in the other Party’s territory (a “Regulatory Action”). The Parties shall reasonably and in good faith consult with each other in an effort to determine a mutually acceptable procedure for addressing this Regulatory Action.
6.5    Recalls.
In the event that any Regulatory Authority threatens or initiates any action to remove the Product from the market or there is any recall or equivalent action (whether voluntary or involuntary) in its own territory (a “Recall”), each Party shall notify the other Party thereof as soon as practicable. The Parties shall assist each other in gathering and evaluating the relevant information as is necessary of conducting a Recall. Each Party shall, and shall cause its Affiliates, and use reasonable commercial efforts to cause its Other Licensees, subcontractors and sublicensees to, maintain adequate records to permit the Parties to trace the distribution and use of the Products in their respective territories. Unless otherwise agreed by the Parties in a subsequent written agreement, e.g., a quality or similar agreement, Licensee shall have the right to decide whether any Recall with respect to Products in the Field and in the Licensee Territory should be commenced and Licensee shall have the obligation, at its expense to control and coordinate all efforts necessary to conduct such Recall for the Field and in the Territory.
7.     Commercialization
7.1    Licensee Efforts.
Subject to the terms and conditions of this Agreement, Licensee agrees to use Commercially Reasonable Efforts to (a) launch the Product in the Licensee Territory, on a jurisdiction by jurisdiction basis, as soon as commercially practicable after receipt of Regulatory Approval, and (b) continue diligently thereafter to commercialize, market, promote and sell the Product in the Licensee Territory, in each case for each Initial Indication for which the Product has received Regulatory Approval in the Licensee Territory.

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7.2    Promotional Activities.
(a)    Upon request of Licensee, OPKO shall deliver to Licensee, [***], a copy of the then existing Marketing Material developed or used by OPKO in connection with the promotion or marketing of the Product in the OPKO Territory. OPKO makes no representation as to the appropriateness or applicability of the Marketing Material in the Licensee Territory. Licensee shall, subject to Applicable Laws, have the right to use and modify all such Marketing Material in connection with its marketing of the Product in the Licensee Territory [***]. Licensee also shall have the right to create, develop and use other Marketing Material in the Licensee Territory at [***]. Licensee shall ensure that any Marketing Material developed or used by Licensee complies with all Applicable Laws in the Licensee Territory. OPKO shall not have any liability with respect to use by or on behalf of Licensee of any Marketing Material provided by OPKO to Licensee under this Section 7.2(a).
(b)    Upon request of OPKO, Licensee shall provide to OPKO a copy of any Marketing Material developed by Licensee, including, if requested by OPKO, an English translation thereof, which translation will be provided at [***]. Subject to the terms and conditions of this Agreement, OPKO (and any of its Affiliates and licensees) shall have the right to use in the OPKO Territory and modify such Marketing Material created and developed by Licensee for the Licensee Territory [***]; provided, that OPKO shall be solely responsible for ensuring that such Marketing Material complies with any Applicable Laws in the OPKO Territory, and Licensee shall not have any liability with respect to use by or on behalf of OPKO of any Marketing Material provided by Licensee to OPKO under this Section 7.2(b).
(c)    While Licensee shall use all Commercially Reasonable Efforts to [***] for branding the Product (including reasonably considering the use of a trademark consistent with OPKO’s trademark for the Product), [***] using the trademarks that [***] from the viewpoint of maximizing the value of the Product in the Licensee Territory. Licensee shall allow the JSC to review the candidate trademarks [***]. Any trademark selected by Licensee (other than those originally owned by OPKO) shall be owned by [***] (“Licensee Trademark”) and will be assigned by [***]upon early termination of this Agreement for any reason other than by Licensee in accordance with Section 15.1(c)(ii) or 15.1(c)(iii).
(d)    In addition, upon Licensee’s request, OPKO shall grant an exclusive license to Licensee to the OPKO Trademark Controlled by OPKO or its Affiliates in the Licensee Territory, which license will continue in perpetuity after the expiration or termination of the Royalty Term, subject to payment and other obligations set forth under this Agreement.
8.     Governance
8.1    Joint Steering Committee.
(a)    Within [***] days following the date of this Agreement, the Parties shall form a joint steering committee (the “JSC”) with responsibility for the overall coordination and

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oversight of activities under this Agreement and the Supply Agreement. The JSC shall have the responsibilities and authority allocated to it in this Article 8 and elsewhere in this Agreement, and as otherwise agreed by the Parties.
(b)    The JSC shall have representatives from each of OPKO and Licensee. Each Party may replace its JSC representatives at any time upon written notice to the other Party. The JSC shall have a chairperson. The chairperson of the JSC shall be designated by Licensee for the first Agreement Year, shall be designated by OPKO for the second Agreement Year, and shall alternate between the Parties on an annual basis thereafter. The chairperson shall be responsible for calling meetings, and preparing and circulating an agenda in advance of each meeting of the JSC. An OPKO designee shall be responsible for preparing and issuing minutes of each meeting within [***] days thereafter. The minutes of each meeting shall, among other things, record all matters acted upon and approved or disapproved by the JSC, actions to be taken, and any matters the JSC failed to resolve. Such minutes will not be finalized until both Alliance Managers review and confirm in writing the accuracy of such minutes.
(c)    Each Party’s designees on the JSC shall, collectively, have [***] vote (the “Party Vote”) on all matters brought before the JSC, which Party Vote shall be determined by consensus of such Party’s designees present (in Person or otherwise) at the meeting. Except as expressly provided in this Section 8.1(c), the JSC shall operate as to matters within its jurisdiction by [***] Party Vote. If following such submission, the disagreement is still not resolved, then the disagreement shall be resolved by the Parties as follows:
(i)    Any disagreement regarding a submission to a Regulatory Authority that relates to [***], shall be resolved by [***];
(ii)    Any disagreement regarding a submission to a Regulatory Authority that relates to [***], shall be resolved by [***];
(iii)    Any disagreement regarding material modifications to a submission to a Regulatory Authority other than items (i) and (ii) above that [***], shall be resolved by [***]; and
(iv)    Any disagreement regarding any matters related to the OPKO Territory or matters outside the Field in the Licensee Territory, shall be resolved by OPKO.
(d)    Each Party will disclose to the other proposed agenda items along with appropriate information at least [***] Business Days in advance of each meeting of the JSC, as applicable; provided, that under exigent circumstances requiring the JSC’s input, a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, and such items shall be included in such agenda if such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JSC meeting.

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(e)    Notwithstanding the JSC structure established under Section 8.1(a), each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Without limiting the generality of the foregoing, the JSC shall not have any authority or jurisdiction to amend, modify, or waive compliance with this Agreement, any of which shall require mutual written agreement of the Parties.
8.2    JSC Membership.
Each Party shall appoint an equal number of up to [***] of its senior employees to serve on the JSC. The JSC shall: (a) oversee and coordinate the development of, and the preparation and filing of Drug Approval Applications and other regulatory submissions for, the Products in the Licensee Territory in the Field; (b) oversee the supply of Products for the Licensee Territory in the Field; (c) review material activities to be conducted in connection with commercialization of the Products in the Licensee Territory in the Field; and (d) oversee such other matters as are agreed by the Parties.
8.3    JSC Meetings.
(a)    The JSC shall meet at least quarterly unless no later than [***] days in advance of any meeting there is a determination, by agreement of both Parties, that no new business or other activity has transpired since the previous meeting, and that there is no need for a meeting. In such instance, the next meeting will be scheduled. Each Party may also call a special meeting of the JSC in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting. The JSC may establish subcommittees, provided that such subcomittees are comprised of equal representation from both Parties and may dissolve them.
(b)    The JSC meetings may be via teleconference and/or videoconference.
(c)    Each Party shall bear their own expenses in connection with attending meetings of the JSC.
8.4    Alliance Managers.
(a)    Each of the Parties shall appoint a single individual to act as that Party’s point of contact for day to day communications between the Parties relating to the activities conducted under this Agreement (each, an “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

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(b)    Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC. Each Alliance Manager will also: (i) be the point of first referral in all matters of conflict resolution; (ii) coordinate the relevant functional representatives of the Parties in developing and executing strategies for the Products in the Licensee Territory in the Field; (iii) provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategic issues; (iv) identify and bring disputes to the attention of the JSC in a timely manner; (v) plan and coordinate cooperative efforts and internal and external communications; and (vi) coordinate governance activities, such as the conduct of the JSC meetings and production of meeting minutes so that they occur as set forth in this Agreement, and take actions necessary to facilitate performance of relevant action items resulting from such meetings.
(c)    The Alliance Managers shall attend all JSC meetings and support the chairperson of the JSC in the discharge of his/her responsibilities. The Alliance Managers shall be nonvoting participants in the JSC meetings, unless they are also appointed members of the JSC; provided, however, that an Alliance Manager may bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention.
9.     Manufacturing, Distribution and Supply
9.1    Manufacture and Supply by OPKO.
Within [***] days following the Effective Date, OPKO and Licensee shall negotiate in good faith the terms of a supply agreement (the “Supply Agreement”) and related quality agreement (the “Quality Agreement”) pursuant to which OPKO shall supply to Licensee, directly or through a Third Party, Product in either, at Licensee’s option, finished and packaged form (“Finished Product”), or unlabeled, bulk capsule form (“Bulk Product”) to support the development, sale and commercialization of the Product in the Licensee Territory. The Supply Agreement shall provide that the clinical supply of Finished Product, along with placebo, will be supplied to Licensee at [***] and the commercial supply of Finished Product or Bulk Product (at Licensee’s option) will be supplied to Licensee at [***], with the understanding that the estimated supply price after the [***] for Finished Product as of the Effective Date is [***] and Bulk Product [***].
9.2    Manufacturing Specific Provisions.
The following terms shall apply to the supply of Bulk Product:
(a)    Accreditation. OPKO and the Licensee acknowledge that, pursuant to Applicable Law, the manufacturing sites for the Product and any components thereof, including any test or storage facilities, are required to be accredited as of the time when the Licensee files for Regulatory Approval for the Product in the Licensee Territory. In order to assist Licensee in obtaining Regulatory Approval for the Product in the Licensee Territory, OPKO shall (1) use

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good faith efforts to cooperate reasonably with Licensee in applying, or to the extent it has such right causing its contract manufacturers to apply, or (2) permit Licensee to apply on OPKO’s behalf for, or to the extent it has such right cause its contract manufacturers to permit Licensee to apply on its behalf, for accreditation to the Regulatory Authorities in the Licensee Territory at least [***] months prior to Licensee’s anticipated date for the filing of a New Drug Approval for the Product in the Licensee Territory. In the case of application by the Licensee on behalf of OPKO and/or its contract manufacturers, OPKO shall provide the Licensee with all documents and information available to OPKO and reasonably necessary to support accreditation requested by the Licensee in a timely manner. In the event that OPKO makes changes with respect to the following matters after the accreditation, OPKO shall notify Licensee within [***] days:
(i)name or address of the Person responsible for the manufacturing establishment;
(ii)name of the executives responsible for the services;
(iii)name of the manufacturing establishment;
(iv)major part of buildings and facilities of the manufacturing establishment; and
(v)category and (deemed) accreditation number, when a foreign manufacturer obtains additional accreditations for another category, or discontinues operation of their accredited manufacturing establishment.
10.    Safety and Surveillance
10.1    Reporting.
Licensee shall be responsible for any reporting of matters regarding the safety of the Product, including Adverse Events, to the appropriate Regulatory Authority in the Licensee Territory, in accordance with Applicable Laws. Licensee shall promptly notify OPKO of any such matter and furnish complete copies of such reports to OPKO in accordance with the Pharmacovigilance Agreement. In the event Licensee or OPKO should become aware of information that may require a Product recall, field alert, withdrawal or field correction arising from any defect in the Product, it shall immediately notify the other Party in writing.
10.2    Adverse Events.
Within [***] days following the Effective Date or as otherwise agreed by the Parties, the Parties shall agree upon the terms of a pharmacovigilance agreement (the “Pharmacovigilance Agreement”). The Parties shall implement the Pharmacovigilance Agreement and shall provide each other on a regular basis with any appropriate information that enables the other Party to meet its regulatory obligations with respect to the Product or that is relevant to the safe use of the

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Product, whether inside or outside the Licensee Territory. The Pharmacovigilance Agreement will be reviewed jointly through a mechanism set forth in the Pharmacovigilance Agreement on an annual basis or when there is a material change in Applicable Laws governing Adverse Event reporting, whether inside or outside the Licensee Territory. OPKO shall maintain the global safety database for the Product, to be set forth in greater detail in the Pharmacovigilance Agreement.
10.3    Medical Inquiries.
Following the Effective Date, Licensee shall be responsible for handling all medical questions or inquiries in the Licensee Territory, including all Product complaints, with regard to any Product sold by or on behalf of Licensee (or any of its Affiliates or Sublicensees) (including having a call center in connection therewith), in each case in accordance with Applicable Laws and this Agreement. OPKO shall immediately forward any and all medical questions or inquiries which it receives with respect to any Product sold by or on behalf of Licensee (or any of its Affiliates or Sublicensees) in the Licensee Territory to Licensee in accordance with all Applicable Laws and Licensee shall immediately forward to OPKO any and all medical questions or inquiries that it receives with respect to Product sold by or on behalf of OPKO in the OPKO Territory or in the Licensee Territory outside the Field, in each case in accordance with all Applicable Laws. OPKO shall be primarily responsible for handling any Product complaints related to quality of the Product if such Product was manufactured by or on behalf of OPKO, and Licensee shall (a) promptly refer all such Product complaints to OPKO, and (b) provide all assistance reasonably requested by OPKO in order to address such Product complaints in the Licensee Territory. Licensee shall be primarily responsible for handling any Product complaints related to quality of the Product if such Product was manufactured by or on behalf of Licensee, and OPKO shall promptly refer all such Product complaints to Licensee. Additional terms shall be included in the Quality Agreement.
10.4    Recall, Withdrawal, or Market Notification of Product.
In the event that any Governmental Authority threatens or initiates any action to remove the Product from the market whether inside the Licensee Territory or inside the OPKO Territory (in whole or in part), the Party receiving notice thereof shall notify the other Party of such communication immediately after receipt thereof. Notwithstanding the foregoing, if a Quality Agreement or Pharmacovigilance Agreement has been executed that applies to any recall, withdrawal or market notification of the Product in the Licensee Territory, then any such recall, withdrawal or market notification shall be conducted as set forth in the applicable agreement.
11.    Audit Rights
11.1    Audit Rights.
Licensee shall keep complete and accurate records which are relevant to Product revenues in the Licensee Territory (including gross revenues and Net Sales) and payments under

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this Agreement (including milestone payments and Royalty Payments) and such records shall be maintained by Licensee for at least [***] years following their creation. OPKO shall have the right, at OPKO’s expense, through an independent certified public accounting firm selected by OPKO that is internationally recognized as one of the four largest accounting firms in the world or like Person reasonably acceptable to Licensee, to examine such records during regular business hours upon reasonable notice during the Term and for [***] years after its expiration or termination to verify the amounts payable to OPKO under Article 4; provided, however, that such examination shall not take place more often than [***] per Agreement Year and shall not cover such records for more than the preceding [***] years. OPKO shall bear the full cost of the audit unless such audit discloses that the deficiency as between the payments made to OPKO during the audited period differs by more than [***] from the amount the accountant determines is correct, and in such case Licensee shall pay to OPKO any outstanding amounts due to OPKO along with the reasonable fees and expenses charged by the accountant within [***] days of such determination. If the audit reveals that Licensee made an overpayment, Licensee may offset the amount of such overpayment against its next scheduled future payment obligations.
12.    Intellectual Property
12.1    Ownership of Intellectual Property.
(a)    OPKO shall have and retain sole and exclusive right, title and interest in and to any and all OPKO Patents, OPKO Technology, OPKO Trademarks and all other intangible property rights, including, without limitation, any and all inventions, discoveries, writings, trade secrets, methods, practices, procedures, engineering information, designs, devices, improvements, manufacturing information and other technology, including any derivatives of any of the foregoing, whether or not patentable or copyrightable, and any patent applications, patents, or copyrights based therein, thereon and therefrom (“Inventions”) that are made, discovered, conceived, reduced to practice or generated during the Term by OPKO (or its employees or representatives), solely or with a Third Party, in connection with any activity that is related to the Compound or the Product (“OPKO Inventions”).
(b)    The Parties shall jointly own the right, title and interest in and to all Inventions made, discovered, conceived, reduced to practice or generated during the Term jointly by the Parties (or their respective employees or representatives), with or without a Third Party, in connection with any activity that is related to the Compound or the Product (“Joint Inventions”).
(c)    As between the Parties, Licensee shall own the right, title and interest in and to all Inventions made, discovered, conceived, reduced to practice or generated during the Term solely by Licensee (or its employees or representatives), with or without a Third Party, in connection with any activity that is related to the Compound or the Product (“Licensee Inventions”).

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(d)    Notwithstanding any provision of this Agreement to the contrary, the determination of inventorship for Inventions under this Section 12.1 shall be in accordance with U.S. inventorship laws as if such Inventions were conceived or reduced to practice in the U.S.
(e)    On a periodic basis during the Term, but no less frequently than [***] per Calendar Quarter, each Party shall disclose to the other Party all OPKO Inventions, Joint Inventions and Licensee Inventions.
12.2    Patent Prosecution.
(a)    OPKO shall have [***] responsibility for [***] all of the (i) [***]and (ii) [***] referenced in (i) through (ii), the “OPKO Prosecution Patents”). OPKO shall file, prosecute, defend and maintain the OPKO Prosecution Patents described in subsections (i)at its [***], and the Parties shall [***] described in subsection (ii).
(b)    Licensee, at its expense, shall have [***] responsibility for filing, prosecuting and maintaining all Licensee Patents (the “Licensee Prosecution Patents”).
(c)    Each Party shall disclose to the other Party the complete texts of all Patents filed by such Party in the Licensee Territory that relate to the Product. Each Party agrees to comply with all requirements of the applicable patent office in the Licensee Territory to secure the validity and enforceability of Patents related to the Product (e.g., filing working statements) and keep the other Party promptly and fully informed of the course of patent prosecution or other related proceedings and to consider any comments of the other Party in good faith. OPKO shall also have responsibility for filing for any applicable supplementary protection certificates, patent term extensions, pediatric extensions, or their equivalent, if available, in the Licensee Territory with respect to the OPKO Prosecution Patents. Licensee agrees to cooperate with OPKO to secure any such supplementary protection certificates, patent term extensions or their equivalents.
(d)    If OPKO wishes to abandon any OPKO Prosecution Patent in the Licensee Territory, then, prior to abandonment, OPKO shall notify Licensee at least [***] days in advance of any statutory bar or other deadline that would result in loss of such OPKO Prosecution Patent. Following such notification, Licensee may, at its option, notify OPKO in writing that it is electing to undertake the filing, prosecution, defense and maintenance of such to-be-abandoned OPKO Prosecution Patent. If Licensee elects to undertake the filing, prosecution, defense and maintenance of such OPKO Prosecution Patent by providing written notice thereof to OPKO, Licensee will be responsible for any direct, out-of-pocket costs relating thereto. If Licensee has undertaken prosecution of an OPKO Patent under this Section 12.2(d), it shall no longer be considered an OPKO Patent under this Agreement for the purpose of the Royalty Term or otherwise.
(e)    If Licensee wishes to abandon any Licensee Prosecution Patent, then, prior to abandonment, Licensee shall notify OPKO at least [***] days in advance of any statutory bar

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or other deadline that would result in loss of such Licensee Prosecution Patent. Following such notification, OPKO may, at its option, notify Licensee in writing that it is electing to undertake the filing, prosecution, defense and maintenance of such to-be-abandoned Licensee Prosecution Patent. If OPKO elects to undertake the filing, prosecution, defense and maintenance of such Licensee Prosecution Patent by providing written notice thereto to Licensee, OPKO will be responsible for any direct, out-of-pocket costs relating thereto.
12.3    Notification of Patent Litigation.
(a)    In the event of the institution of any suit by a Third Party against either Party or their respective Affiliates, licensees or sublicensees in respect of patent infringement involving the manufacture, use, sale, license or marketing of the Product in the Licensee Territory, such Party sued or to whom notice or knowledge of such proceeding shall arise, shall promptly notify the other Party in writing.
(b)    If an action, claim, demand, suit, or proceeding (a “Claim”) alleging infringement involving the manufacture, use, sale, license or marketing of the Product anywhere in the Licensee Territory is commenced against either Party or their Affiliates, licensees or sublicensees, then the Parties shall promptly meet and agree upon the best strategy to defend against such Claim, with each Party [***]; provided, that OPKO shall have the first opportunity to control the defense of such Claim. If OPKO does not defend a Claim, OPKO shall give Licensee notice thereof within [***] Business Days, and Licensee shall have the sole right to continue such defense [***], except for the [***]. In that case, OPKO shall cooperate with Licensee and provide any documentation or other assistance reasonably requested by Licensee at OPKO’s expense.
12.4    Patent Infringement.
(a)    In the event that OPKO or Licensee becomes aware of actual or threatened infringement in the Licensee Territory of an OPKO Prosecution Patent or a Licensee Prosecution Patent, that Party shall promptly notify the other Party in writing.
(i)    OPKO shall have the first right to investigate and/or bring an infringement action against any Third Party or defend any action (including oppositions or preliminary injuctions or their equivalent in the Licensee Territory) brought by any Third Party relating to the OPKO Prosecution Patents. If OPKO elects to bring such action, then OPKO shall have full control over the conduct of such action, including the settlement thereof; provided that such settlement does not materially adversely affect Licensee’s rights under this Agreement. Licensee shall reasonably assist OPKO and cooperate in any such action at OPKO’s request, including being joined as a party in such action upon OPKO’s written request.
(ii)    The cost of such action shall be [***].

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(iii)    Any proceeds from such action after the costs of such action have been deducted and reimbursed to OPKO to the extent attributable to lost sales shall be deemed to be and treated as Net Sales under this Agreement and any such proceeds not attributable to lost sales shall be [***].
(b)    OPKO shall provide information about its preliminary intention within [***] days after it first learns of any actual or alleged infringement of the OPKO Patents in the Licensee Territory. If OPKO fails to notify the allegedly infringing party with respect to the OPKO Patents and its infringement allegation within [***] days after receiving such information and, thereafter, fails to initiate an enforcement action with respect to such actual infringement within [***] days after receiving credible information and a legal opinion regarding the actual infringement of the OPKO Patents by such Third Party(ies) and the infringing party continues to make, use or sell such infringing product within the Licensee Territory throughout this [***] day period, Licensee shall have the right to enforce the OPKO Patents against such infringers to the extent such infringement relates to the manufacture, use, or sale of products Covered by the OPKO Patents in the Field in the Licensee Territory. Any proceeds from such litigation, to the extent constituting lost sales of Products in the Licensee Territory, shall be deemed to be [***] to OPKO in accordance with Article 4.
(c)    In the event that entry of a product to a market segment in which the Product is sold in the Licensee Territory appears imminent and the making, using or selling of that product in the Licensee Territory would infringe any OPKO Patents and such product would be a Competitive Product in the Licensee Territory, OPKO shall take all reasonable actions to determine, within [***] days from the date on which OPKO has legally sufficient basis to believe that such product entry would infringe the OPKO Patents or any longer time period agreed by the Parties, whether OPKO intends to apply promptly and diligently for an interim injunction with regard to such possible product entry and shall promptly inform Licensee of such determination. If OPKO does not take such action, Licensee may take such action.
(d)    In any case, the Parties shall reasonably assist each other and cooperate in any such investigation and litigation to ensure there is an aligned global litigation and enforcement strategy.
12.5    Title to Trademarks.
The ownership and all goodwill from the use of OPKO Trademarks shall vest in and inure to the benefit of OPKO. The ownership and all goodwill from the use of Licensee Trademarks shall vest in and inure to the benefit of Licensee.
12.6    Trademark License of OPKO Trademark.
Upon Licensee’s request, OPKO shall grant to Licensee a fully paid-up, exclusive license to use the OPKO Trademarks in the Licensee Territory for the Term in connection with the marketing and promotion of the Product in the Field as contemplated in this Agreement, without

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limiting in any way OPKO’s rights with respect to the OPKO Trademarks in the OPKO Territory; provided, however, that after expiration of this Agreement, Licensee’s license may be exclusive and royalty-bearing pursuant to Section 3.2. OPKO shall use its Commercially Reasonable Efforts to obtain and secure the corresponding domain names in the Licensee Territory that the Parties determine to be appropriate and make such domain names available to Licensee under the conditions of this Section 12.6.
12.7    Maintenance of OPKO Trademarks.
(a)    OPKO agrees to use Commercially Reasonable Efforts to register and maintain a registration for the OPKO Trademarks in the Licensee Territory during the Term for use with the Product (including corresponding domain names). Such expenses incurred in connection with the OPKO Trademarks or domain names shall be paid [***]. In the event that any of the OPKO Trademarks are not available for use and registration in connection with the Product in the Licensee Territory due to a rejection of the trademark by a government agency, actual or threatened opposition, cancellation or litigation as to use and/or registration of the OPKO Trademarks by a Third Party, and/or a decision by the JSC that use of the OPKO Trademarks is likely to cause confusion with another’s trademark, OPKO shall use Commercially Reasonable Efforts to provide an alternate trademark and shall develop, search, file, register and maintain such alternate trademark at [***].
(b)    OPKO shall maintain and monitor the OPKO Trademarks (including the corresponding domain names) and take all reasonable actions to protect the OPKO Trademarks (and the corresponding domain names) from similar Third Party trademarks filed in the Licensee Territory.
(c)    OPKO shall maintain and defend all the OPKO Trademarks (and corresponding domain names) as necessary to allow Licensee to fully exercise its rights under Sections 3.2 and 12.6.
12.8    Notification of Trademark Litigation.
In the event of the institution of any suit by a Third Party against OPKO or Licensee for trademark infringement involving the marketing, promotion or sale of the Product in accordance with the annual marketing plan in the Licensee Territory, the Party sued shall promptly notify the other Party in writing. In the event of any infringement of OPKO Trademark, OPKO shall defend such action [***], and [***] from any damages, judgment, costs and expenses (including, reasonable attorneys’ fees) arising or resulting therefrom. Licensee shall assist and cooperate with OPKO, [***], to the extent necessary in the defense of such suit. In the event and, as a result of the suit, it becomes necessary to secure or file for a new trademark for the Product, OPKO shall be responsible for searching for and filing for such a mark pursuant to Section 12.7. In the event of any infringement of Licensee Trademark, Licensee shall defend such action [***], and [***] from any damages, judgment, costs and expenses (including, reasonable

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attorneys’ fees) arising or resulting therefrom. OPKO shall assist and cooperate with Licensee, [***], to the extent necessary in the defense of such suit. In the event and, as a result of the suit, it becomes necessary to secure or file for a new trademark for the Product, Licensee shall be responsible for searching for and filing for such a mark pursuant to Section 12.7.
12.9    Trademark Infringement.
(a)    In the event that OPKO or Licensee becomes aware of actual or threatened infringement of a OPKO Trademark anywhere in the Licensee Territory, that Party shall promptly notify the other Party in writing. OPKO shall have the first right, but not the obligation, to investigate and/or bring an infringement and/or opposition or cancellation action against any Third Party. OPKO shall have full control over the conduct of such investigations and litigation, including the settlement thereof. The cost of such investigation and litigation shall be [***]. The Parties shall [***]. Licensee shall reasonably assist OPKO and cooperate in any such investigation and litigation at OPKO’s request, including being joined as a party in such action upon OPKO’s written request.
(b)    OPKO shall provide information about its preliminary intention with respect to any actual or threatened OPKO Trademark within [***] days after it first learns of such actual or alleged infringement. Licensee shall have the right to enforce such OPKO Trademark if OPKO does not initiate an enforcement action within [***] days after it first learns of such infringement. The cost of such litigation brought by Licensee shall be borne by [***].
(c)    In the event that OPKO or Licensee becomes aware of actual or threatened infringement of a Licensee Trademark anywhere in the Licensee Territory, that Party shall promptly nofity the other Party in writing. Licensee shall have the sole right, but not the obligation, to investigate and/or bring an infringement and/or opposition or cancellation action against any Third Party. Licensee shall have full control over the conduct of such investigations and litigtion, including the settlement thereof [***].[***] generated from such litigation.
12.10    Information and Settlements.
OPKO shall keep Licensee informed of the status of any patent or trademark infringement litigation or settlement thereof concerning the Product or the OPKO Trademarks or Patent in the Licensee Territory, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought pursuant to this Article 12 shall be entered into without the consent of Licensee if such settlement shall require Licensee to be subject to an injunction or to make a monetary payment or shall otherwise adversely affect Licensee’s rights under this Agreement, such consent not to be unreasonably withheld.
12.11    Employees.
Each Party will require all of its and its Affiliates’ employees to assign all Inventions that are developed, made or conceived by such employees to the Party or Affiliate according to the

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ownership principles described in this Article 12 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions. Each Party will also require any agents or independent contractors performing an activity pursuant to this Agreement to assign all Inventions that are developed, made or conceived by such agents or independent contractors to such Party according to the ownership principles described in this Article 12 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions. Each Party will be responsible for any payments required to be made to its employees, agents, independent contractors, or sublicensees in connection with any such assignment.
12.12    Third Party Licenses.
(a)    If Third Party Patents are identified by either Party that Cover [***] and the Parties [***] under such identified Third Party patent applications or patents (for patent applications, assuming pending claims therein had issued) for the development, manufacture or commercialization of the Product in the Field in the Licensee Territory to avoid infringement (“Relevant Patents”), [***]to obtain a license to such Relevant Patents, [***], in order to permit both Parties to conduct their obligations and exercise their rights under this Agreement; provided, that if [***] the right to do so. The Parties will consult with each other with respect to the negotiation and the final form of such terms and conditions and discuss reasonable terms upon which such Parties [***]; provided, however, that licensor has [***] hereunder in accordance with Section 4.3.
(b)    If Third Party Patents are identified by either Party that [***] for the development, manufacture or commercialization of the Product in the Field in the Licensee Territory, but the Parties [***], a license to such [***]; provided, that if [***]. The Parties will consult with each other with respect to the negotiation and the final form of such terms and conditions and discuss reasonable terms upon which such Parties shall share in the cost to obtain the license.
13.    Confidentiality
13.1    Disclosure of OPKO Technology.
To the extent that OPKO has disclosed or in the future discloses to Licensee any OPKO Technology, Licensee shall not acquire any ownership rights in such OPKO Technology by virtue of this Agreement or otherwise.
13.2    Confidential Information.
OPKO and Licensee shall not use or reveal or disclose to Third Parties any confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise), including Technology, which is disclosed to it by the other Party or otherwise received or accessed by a Party in the course of performing its

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obligations or exercising its rights under this Agreement (“Confidential Information”) without first obtaining the written consent of the disclosing Party, except as may be otherwise provided in, or required in order for a Party to fulfill its obligations under, this Agreement. This confidentiality obligation shall not apply to such information that (a) is or becomes a matter of public knowledge (other than by breach of this Agreement by the receiving Party), (b) is required by law to be disclosed, (c) the receiving Party can establish was already known to it or was in its possession at the time of disclosure without obligation of confidentiality, or (d) is disclosed to the receiving Party by a Third Party having the right to do so. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.
Nothing in this Agreement shall be construed as preventing either Party from disclosing any information received from the other Party to an Affiliate of the receiving Party or agent who is necessary for the purposes of enabling the receiving Party to fulfill its obligations under this Agreement; provided, that the receiving Party shall be responsible for breaches of the confidentiality obligations by such Affiliate or agent.

13.3    Public Announcements.
The Parties have agreed upon in principle on the initial press release to announce the execution of this Agreement in substantially the form attached hereto as Schedule 13.3, which shall be finalized upon mutual agreement by the Parties before release. After release of such press releases, no public announcement or other disclosure to Third Parties concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by either Party, except as may be legally required (including pursuant to stock exchange rules) or as may be required for financial reporting purposes, without first obtaining the written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, provided that such Party shall request confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available. A Party seeking additional public announcement shall, to the extent practicable and permitted under Applicable Laws, give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval. A Party commenting on such a proposed public announcement shall provide its comments, if any, within [***] days after receiving the public announcement for review. A Party seeking public announcement shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s reasonable request to remove any and all of such other Party’s Confidential Information from the proposed publication to the extent that such Confidential Information may be removed under Applicable Laws, stock exchange rules or under financial reporting requirements.
14.    Restrictive Covenants
14.1    Non-solicitation.

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Without the prior written consent of the other Party, each of OPKO and Licensee agrees that during the term of this Agreement and for [***] following termination of this Agreement for any reason, neither it nor any of its Affiliates will directly or indirectly solicit for purposes of hiring any Person employed by the other Party or any of their Affiliates or who was employed by the other Party or any of their Affiliates within the then prior [***], or in any manner seek to induce any such Person to leave his or her employment; provided, however, that this restriction shall not apply to a general advertisement of employment. The foregoing covenant will only apply to Persons employed by the other Party or any of their Affiliates who were actively involved in the activities with respect to the Product contemplated by this Agreement.
14.2    Non-competition.
[***] agrees, on a Product-by-Product basis commencing on [***] and continuing for a [***] period thereafter, that [***] or [***] shall promote, market or sell, or enter into any agreement to promote, market or sell, any [***], in the Licensee Territory in the Field.
15.    Termination; Rights And Duties Upon Termination
15.1    Early Termination.
(a)    Licensee shall have the right to terminate this Agreement upon [***] days’ prior written notice to OPKO for any or no reason.
(b)    If (x) OPKO fails to comply with its obligations under Sections 6.1(b)(iii) or 6.1(c), or (y) notwithstanding OPKO’s compliance with its obligations under Sections 6.1(b)(iii) or 6.1(c), as applicable, OPKO is not able to obtain the cooperation or agreement of such Third Party with respect to those matters, and the failure or inability to obtain such cooperation or agreement materially and adversely affects Licensee (including without limitation Licensee’s ability to obtain Drug Approval Applications), then Licensee shall have the right to terminate this Agreement, upon [***] days’ prior written notice if during such [***] period, such Third Party does not comply with OPKO’s request to cooperate or provide information, as applicable.
(c)    Each Party shall have the right to terminate this Agreement before the end of the Term:
(i)    by mutual agreement of the Parties;
(ii)    upon a material breach of this Agreement by the other Party where such breach is not cured within [***] days (or [***] days for any payment breach) following the breaching Party’s receipt of written notice of such breach from the non-breaching Party; provided, however, that if any breach is not reasonably curable within [***] and if the breaching Party is making a bona fide effort to cure such breach, such termination shall be delayed for a time period to be agreed by both Parties (but in no event more than [***] days) in order to permit

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the breaching Party a reasonable period of time to cure such breach; provided, that if Licensee has the right to terminate this Agreement under this Section 15.1(b)(ii), then in lieu of exercising such right of termination, [***], upon delivery of written notice [***], to continue to maintain this Agreement in full force and effect and [***] to Article 20, [***], as applicable, promptly following resolution of such dispute; or
(iii)    upon the bankruptcy or insolvency, or the making or seeking to make or arrange an assignment for the benefit of creditors of the other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy, the institution of any reorganization, arrangement or other readjustment of debt plan of the other Party not involving the bankruptcy code, the appointment of a receiver or trustee of such Party’s property that is not discharged within [***] days, or any corporate action taken by the board of directors (or similar governing body) of the other Party in furtherance of any of the foregoing actions.
(d)    If the breaching Party disputes in good faith that it has materially breached one of its obligations under this Agreement, termination shall not take effect pending resolution of such dispute pursuant to Article 20.
15.2    Continuing Obligations.
In addition to those specifically identified in the Agreement, the following provisions shall survive the termination or expiration of this Agreement for any reason: to the extent applicable, the definitions in Article 1; Article 4 (solely to the extent the payment obligation thereunder accrued prior to the effective date of termination); Articles 11 through 14; this Section 15.2; Sections 15.3 and 15.4; Sections 16.5 through 16.9; and Articles 18 through 20. In addition, any other provision required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement.
15.3    Remedies.
Termination of this Agreement in accordance with its provisions shall not limit the remedies that may be otherwise available to either Party in law or equity.
15.4    Effects of Termination.
(a)    Following a termination of this Agreement by Licensee under this Article 15:
(i)    subject to Sections 15.4(a)(ii) and 15.4(a)(v) below, all licenses granted to Licensee or its Affiliates under this Agreement shall terminate and all rights in and to the Products in the Licensee Territory shall revert to OPKO;

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(ii)    the rights granted by Licensee to OPKO or its affilates under Section 2.2 shall continue perpetually in accordance with its terms; provided, that if [***] terminates this Agreement in accordance with Section 15.1(c)(ii), then [***] under Section 2.2(a) will become royalty-bearing at the rate of [***] (except that [***] shall be [***]) of products Covered by a Valid Claim of Licensee Patents.
(iii)    Licensee shall transfer to OPKO, [***] (unless termination by Licensee was pursuant to Section 15.1(c)(ii) or 15.1(c)(iii), in which case [***]), all relevant and necessary materials, results, analyses, reports, Product data, the URL for Product-specific websites, technology, know-how, regulatory filings, Regulatory Approvals, Licensee Trademarks (in accorance with Section 7.2(c)), and other information in whatever form developed or generated as of the effective date of such termination by or on behalf of Licensee or its Affiliates or Sublicensees with respect to Products;
(iv)    Licensee shall submit to any and all Regulatory Authorities in the Licensee Territory in which any regulatory filings have been made or Regulatory Approvals have been granted with respect to the Products, within [***] days after the effective date of such termination, a letter (with a copy to OPKO) notifying such Regulatory Authorities of the transfer of any regulatory filings and Regulatory Approvals for Products in the Licensee Territory from Licensee to OPKO; provided, that [***] shall [***] associated with such transfer if such termination by Licensee is pursuant to Section 15.1(c)(ii) or 15.1(c)(iii);
(v)    Licensee, its Affiliates and Sublicensees shall be permitted to sell, subject to the payment of applicable Royalty Payments due under Article 4 and Section 3.2, any Products in inventory (including completion for sale of any work in progress) over the [***] period following termination; and
(vi)    any sublicense granted to a Sublicensee that is not in breach under the applicable sublicense or the terms of this Agreement will continue in effect so long as the Sublicensee makes the payments required under Article 5.
(b)    Following a termination of this Agreement by OPKO under this Article 15:
(i)    all licenses granted to Licensee by OPKO shall terminate; provided, that, unless, [***] to Section 15.1(c)(ii) or Section 15.1(c)(iii), Licensee, its Affiliates and Sublicensees shall be permitted to sell, subject to the payment of applicable Royalty Payments due under Article 4 and Section 3.2, any Products in inventory (including completion for sale of any work in progress) over the [***] period following termination;
(ii)    all rights in and to the Products in the Licensee Territory shall revert to OPKO;

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(iii)    the license granted by Licensee to OPKO under Section 2.2 shall continue perpetually in accordance with its terms;
(iv)    Licensee shall transfer to OPKO (which shall be at [***], all relevant and necessary intellectual property rights, materials, results, analyses, reports, Product data, technology, know-how, regulatory filings, Regulatory Approvals and other information in whatever form developed, controlled, or generated as of the effective date of such termination by or on behalf of Licensee or its Affiliates with respect to Products;
(v)    Licensee shall submit to any and all Regulatory Authorities in the Licensee Territory, within [***] days after the effective date of such termination, a letter (with a copy to OPKO) notifying such Regulatory Authorities of the transfer of any regulatory filings and Regulatory Approvals for Products in the Licensee Territory from Licensee to OPKO; and
(vi)    Any sublicense granted to a Sublicensee that is not in breach under the applicable sublicense or the terms of this Agreement will, at the option of OPKO, continue in effect so long as the Sublicensee makes the payments required under Article 4.
(c)    Licensee shall (i) responsibly wind-down, in accordance with accepted pharmaceutical industry and ethical practices, any on-going clinical studies for which it has responsibility hereunder in which patient dosing has commenced and (ii) at OPKO’s written election, (A) transfer to OPKO or its designee any ongong clinical studies to the extent permitted under Applicable Laws and accepted pharmaceutical industry and ethical practices, or (B) if reasonably practicable and not adverse to patient safety, complete such trials.
(d)    Nothing in this Article 15 shall limit the Parties’ respective rights to damages or specific performance upon the occurrence of an event that constitutes grounds for termination of this Agreement pursuant to Section 15.1 above, as applicable.
16.    Representations, Warranties, Covenants, and Indemnification
16.1    Mutual Representations and Warranties.
Each Party hereby represents and warrants (as applicable) to the other Party as of the Effective Date as follows:
(a)    It is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is formed, and has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.
(b)    It has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its

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obligations hereunder, and this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other similar laws and by general principles of equity.
(c)    The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound, or violate any Applicable Laws of any Governmental Authority having jurisdiction over it.
(d)    Except with respect to Regulatory Approvals for the development, manufacturing or commercialization of the Product or as otherwise described in this Agreement, all necessary consents, approvals and authorizations of, and all notices to, and filings by such Party with, all Governmental Authorities and other Persons required to be obtained or provided by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required at the time of execution of this Agreement.
16.2    Representations and Warranties of OPKO.
Except as disclosed on Schedule 16.2(a), OPKO represents and warrants to Licensee that:
(a)    it Controls as of the Effective Date the OPKO Patents, OPKO Trademarks and OPKO Technology, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreement, encumbrances, charges or claim of any kind, except to the extent set forth on Schedule 16.2(a);
(b)    it has the right to grant Licensee the rights and licenses described in this Agreement;
(c)    Appendix A includes a complete and accurate list of all existing OPKO Patents as of the Effective Date;
(d)    the OPKO Patents listed on Appendix A that constitute issued patents are in full force and effect and all applicable filing, maintenance and other fees have been timely paid;
(e)    the OPKO Patents listed on Appendix A are not the subject as of the Effective Date of any pending re-examination, opposition, interference, inter partes review, litigation or other proceeding;
(f)    it has received no written notice of (i) any claim that a Patent or trade secret or other material intellectual property right owned or controlled by a Third Party is or would be infringed or misappropriated by the manufacture, use, sale, offer or sale or import of

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the Compounds or Products in the Field, or (ii) any threatened claims or litigation seeking to invalidate or challenge the OPKO Patents or OPKO’s rights thereto;
(g)    to OPKO’s knowledge, no Third Party is infringing the OPKO Patents listed on Appendix A or their counterparts outside the Licensee Territory;
(h)    to OPKO’s knowledge, there have been no inventorship or ownership challenges with respect to any of the OPKO Patents listed on Appendix A;
(i)    to the extent that any of the OPKO Patents listed on Appendix A are pending patent applications as of the Effective Date, those applications are being diligently prosecuted at the Relevant Patent offices;
(j)    to OPKO’s knowledge, the OPKO Patents and OPKO Technology include all intellectual property rights Controlled by OPKO that (i) are necessary or reasonably useful for the commercialization of the Products by Licensee in the Licensee Territory in the Field in accordance with the terms of this Agreement as contemplated on the Effective Date;
(k)    OPKO has prepared, maintained and retained records of the material activities conducted by OPKO and its Affiliates in furtherance of the development of the Compound and the Product and the data resulting therefrom in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with Applicable Laws in the OPKO Territory; and
(l)    to OPKO’s knowledge, OPKO has complied in all respects with and is not in breach, violation or noncompliance of any Applicable Laws with respect to its ownership, use, manufacture or commercialization of the Products.
(m)    to OPKO’s knowledge, no employee of OPKO or its Affiliates has breached any non-use or confidentiality obligations under any agreement with his or her respective prior employers, or has otherwise misappropriated any trade secret or confidential information of such prior employers, in each case relating to the OPKO Patents and OPKO Technology; and
(n)    the Technology that OPKO has disclosed to Licensee constitutes all material Technology in its or its Affiliates’ possession regarding the OPKO Technology, the Compounds and Products (including all clinical trial and safety data, databases and analyses).
16.3    OPKO Covenant.
OPKO shall use reasonable efforts to obtain from an Other Licensee the rights to grant the license included under Section 2.1(b) to Licensee; provided, that in no event shall the exercise of reasonable efforts require OPKO to provide monetary or non-monetary consideration for such rights.

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16.4    Compliance with Law and Ethical Business Practices.
In addition to the other representations, warranties and covenants made by each Party elsewhere in this Agreement, each Party represents and warrants or covenants and agrees, as applicable, with the other Party that during the Term:
(a)    it is licensed, registered, or qualified under all Applicable Laws to do business, and has obtained such licenses, consents, authorizations or completed such registrations or made such notifications as may be necessary or required by Applicable Law to provide any products, goods or services encompassed within this Agreement, and providing such products, goods or services is not inconsistent with any other obligation of such Party;
(b)    in conducting its activities and obligations hereunder, such Party will and will cause its Affiliates and, to the extent of its legal right to do so, use reasonable efforts to cause its other representatives to comply in all material respects with all Applicable Laws and accepted pharmaceutical industry business practices, including, to the extent applicable to such Party and each of its Affiliates and other representatives;
(c)    to its knowledge with respect to any products, payments or services provided under this Agreement, it has not taken and will not during the Term take any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other Person in order to gain an improper advantage, and has not accepted, and will not accept in the future, such payment;
(d)    it complies in all material respects with the laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws, and laws relating to interactions with healthcare professionals or healthcare providers and Government Officials;
(e)    to its knowledge, it and each of its Affiliates has been and will, for the Term, be in compliance in all material respects with all applicable global trade laws, including those related to import controls, export controls or economic sanctions, and such Party will cause each of its Affiliates to remain in compliance in all material respects with the same during the Term;
(f)    to its knowledge, except to the extent permissible under United States law, neither it nor any of its Affiliates has, on its own behalf or acting on behalf of any other Person, directly or indirectly engaged with, and will not for the Term, directly or indirectly engage in any transactions with, or otherwise deal with, any country or Person targeted by United States, European Union, United Kingdom or other relevant economic sanctions laws in connection with any activities related to such Party’s interaction with the other Party, including those contemplated under this Agreement; and

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(g)    it is, as between the Parties, solely responsible for ensuring the adherence by the Parties and its respective Affiliates in all material respects to all Applicable Laws, in each case with respect to the activities to be conducted under this Agreement.
16.5    Indemnification by OPKO.
OPKO shall defend, indemnify and hold harmless Licensee and its Affiliates and their officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against all claims, complaints, or lawsuits for damages brought by Third Parties (collectively referred to as “Losses”) arising out of (a) any negligent act or omission, or willful wrongdoing by OPKO, its Affiliates or representatives in the performance of this Agreement, (b) the failure by OPKO, its Affiliates or representatives to comply with any Applicable Law in the performance of this Agreement, (c) the infringement or misappropriation by OPKO of any patent, copyright, trademark or service mark, as a result of OPKO’s marketing or promotion of the Compound and/or Product which is not pursuant to the terms of this Agreement, (d) any breach of any representation or warranty or covenant or other obligations of OPKO under this Agreement, (e) the sale of the Compound and/or Product in the OPKO Territory or outside the Field in the Licensee Territory by OPKO, its Affiliates or its licensees/sublicensees, and (f) a product liability claim as a result of a defect in the Compound and/or Product supplied by OPKO or its Affiliates, directly or through a Third Party. OPKO shall not be obligated under this Section 16.5 to the extent that Licensee is responsible for indemnifying OPKO for such Losses under Section 16.6.
16.6    Indemnification by Licensee.
Licensee shall defend, indemnify and hold harmless OPKO and its Affiliates and their officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against all Losses arising out of (a) any negligent act or omission, or willful wrongdoing by Licensee, its Affiliates or representatives in the performance of this Agreement, (b) the failure by Licensee, its Affiliates or representatives to comply with any Applicable Law in the performance of this Agreement, (c) the infringement or misappropriation by Licensee of any patent, copyright, trademark, or trade secret, as a result of Licensee’s marketing or promotion of the Product which is not pursuant to the terms of this Agreement or in conformity with the direction of the JSC, (d) any breach of any representation or warranty or covenant or other obligations of Licensee under this Agreement, and (e) the sale of the Product in the Licensee Territory in the Field by Licensee, its Affiliates or its licensees/sublicensees. Licensee shall not be obligated under this Section 16.6 to the extent that OPKO is responsible for indemnifying Licensee for such Losses under Section 16.5.
16.7    Limitations on Indemnification.
The obligations to indemnify, defend, and hold harmless set forth in Sections 16.5 and 16.6 shall be contingent upon the Party seeking indemnification (the “Indemnitee”): (a)

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notifying the indemnifying Party of a claim, demand or suit within [***] Business Days of receipt of same; provided, however, that Indemnitee’s failure or delay in providing such notice shall not relieve the indemnifying Party of its indemnification obligation except to the extent the indemnifying Party is materially prejudiced thereby; (b) allowing the indemnifying Party and/or its insurers the right to assume direction and control of the defense of any such claim, demand or suit; (c) using its Commercially Reasonable Efforts to cooperate with the indemnifying Party and/or its insurers in the defense of such claim, demand or suit; and (d) agreeing not to settle or compromise any claim, demand or suit without prior written authorization of the indemnifying Party. The Indemnitee shall have the right to participate in the defense of any such claim, demand or suit referred to in this Section 16.7 utilizing attorneys of its choice, at its own expense, provided, however, that the indemnifying Party shall have full authority and control to handle any such claim, demand or suit.
16.8    Insurance.
During the Term and for a period of [***] years after the expiration or termination of this Agreement, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, product liability insurance in amounts, respectively, which are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities at the respective place of business of each Party. Such product liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Product in each Party’s respective territory. Each Party shall provide written proof of the existence of such insurance to the other Party upon request.
16.9    Limitation of Liability.
EXCEPT IN THE CASE OF A BREACH OF ARTICLES 13 AND 14, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.
17.    Assignment
17.1    Assignment.
Neither Party shall assign or transfer its rights or obligations under this Agreement in whole or in part without the prior written consent of the other Party, except to (a) any of its respective Affiliates, or (b) to a Third Party successor or purchaser of all or substantially all of its business or assets to which this Agreement relates, whether in merger, sale of stock, sale of assets or similar transaction. Any attempted assignment in contravention of this Section 17.1 shall be null and void.

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18.    Notices
18.1    Notices.
Any notice, request, approval or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in Person, or sent by overnight courier service, postage prepaid, or sent by certified or registered mail, return receipt requested, or by email address, to the following email addresses of the Parties and to the attention of the Persons identified below (or to such other address, addresses or Persons as may be specified from time to time in a written notice). Any notices given pursuant to this Agreement shall be deemed to have been given and delivered upon the earlier of (a) if sent by overnight courier service, on the date when received at the address set forth below as proven by a written receipt from the delivery service verifying delivery, (b) if sent by certified or registered mail, three (3) Business Days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, (c) if sent by email transmission, on the day when sent by email as confirmed by automatic transmission report or the recipient coupled with certified or registered mail or overnight courier service receipt proving delivery, or (d) if delivered in Person, on the date of delivery to the address set forth below as proven by written signature of the recipient.
    EirGen Pharma Limited:

    EirGen Pharma Limited
    Westside Business Park, Old Kilmeaden Road
    Waterford, Ireland
    Email:
    Attention: Damien Burke, CEO

Copy to:

    OPKO Health, Inc.
    4400 Biscayne Boulevard
    Miami, FL 33137, United States of America
    Email:
    Attention: Steve Rubin

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Copy to:

    Sidley Austin LLP
    2850 Quarry Lake Drive, Suite 301
    Baltimore, MD 21209, United States of America
    Email:
    Attention: Asher M. Rubin

Licensee:

    Nicoya Macau Limited
    Rooms 503, 504, 5th Floor, Building 7
    No. 6, Lane 100, Pingjiaqiao Road
    Pudong New Area
    Shanghai, CHINA

Copy to:

Greenberg Traurig LLP
One International Place, Suite 2000
Boston, MA 02110, United States of America
Email:
Attention: Fang Xie

19.    Miscellaneous
19.1    Force Majeure.
If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use Commercially Reasonable Efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

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19.2    No Partnership or Joint Venture.
It is expressly agreed that OPKO and Licensee shall be independent contractors and that the relationship between the two (2) Parties shall not constitute a partnership, joint venture or agency. Neither OPKO nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so.
19.3    Execution In Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Counterparts may be signed and delivered by facsimile or PDF file, with the same effect as if delivered personally.
19.4    Governing Law.
This Agreement shall be deemed to have been made in the Republic of Singapore and its form, execution, validity, construction and effect shall be determined in accordance with the substantive laws of the Republic of Singapore, without regard to conflict of law principals thereof.
19.5    Waiver Of Breach.
The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one (1) or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.
19.6    Severability.
In the event any portion of this Agreement were to be held illegal, void or ineffective, the remaining portions of this Agreement shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of this Section 19.6, the Parties shall renegotiate the terms and conditions of this Agreement to resolve any inequities.
19.7    Entire Agreement.
This Agreement, together with the exhibits, attachments, schedules hereto, shall constitute the entire agreement between the Parties relating to the subject matter thereof and shall supersede all previous writings and understandings, except that the relevant Parties shall continue

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to be bound by the confidentiality provisions of that certain Confidentiality Agreement dated June 3, 2020 as may be amended between OPKO Health, Inc. and [***], on behalf of itself and its subsidiaries and Affiliates. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.
19.8    Currency.
Unless otherwise specified in this Agreement, all amounts set forth in this Agreement are in U.S. dollars.
19.9    Form of Payments.
All payments under this Agreement shall be in U.S. dollars in immediately available funds, and, unless instructed otherwise by the receiving Party, shall be made via wire transfer to the account designated from time to time by the receiving Party.
19.10    Good Faith.
Each Party agrees to act reasonably in giving effect to the provisions of this Agreement.
20.    Dispute Resolution
20.1    Internal Resolution.
Any dispute, controversy or claim arising out of or relating to a breach or alleged breach of this Agreement, excluding termination (collectively referred to as “Dispute”), shall be attempted to be settled by the Parties, in good faith, by submitting each such Dispute to the designated senior management representatives of each Party, who shall meet within [***] Business Days as reasonably requested by either Party to review any Dispute. If the Dispute is not resolved by the designated representatives by mutual agreement within [***] Business Days after a meeting to discuss the Dispute, either Party may at any time thereafter provide the other Party written notice specifying the terms of such Dispute in reasonable detail. Within [***] Business Days of receipt of such notice, the chief executive officer (or other senior executive with authority to resolve the dispute) of each Party shall meet at a mutually agreed upon time and location for the purpose of resolving such Dispute. They will discuss the problems and/or negotiate for a period of up to [***] days in an effort to resolve the Dispute or negotiate an acceptable interpretation or revision of the applicable portion of this Agreement mutually agreeable to both Parties, without the necessity of formal procedures relating thereto.

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20.2    Arbitration.
Any controversy or claim arising out of or relating to this Agreement (other than any matter subject to a Party’s final decision-making authority as described in Section 8.1(c)) shall be settled by arbitration in accordance with the rules of the Singapore International Arbitration Centre. The arbitration shall be conducted in English. The seat of the arbitration shall be in Singapore. In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of an arbitration panel consisting of three (3) independent arbitrators. Each Party shall appoint one (1) arbitrator, and the third arbitrator shall be selected jointly by the two arbitrators appointed by the Parties, unless the Parties otherwise agree as to the identity of the third arbitrator. If the two arbitrators appointed by the Parties are unable to agree upon the third arbitrator within [***] days of any request for arbitration, such arbitrator shall be selected by the AAA. Persons selected to serve as an arbitrator need not be a professional arbitrator, and Persons such as lawyers, accountants, brokers and bankers shall be acceptable. Before undertaking to resolve the dispute, the arbitrators shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The written decision of the arbitrators shall be final, conclusive and binding on the Parties. Each Party shall bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the arbitrators and other related costs of the arbitration shall be shared equally by the Parties. The arbitrators shall be required, in granting any relief, to comply with any express provisions of this Agreement relating to damages or the limitation thereof. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. Either Party has the right to apply to courts having jurisdiction over controversies or claims arising out of this Agreement for interim relief necessary to preserve the Party’s rights, including pre-arbitration attachments or injunctions, until the arbitral tribunal is constituted. After the constitution of the arbitral tribunal, the arbitrators shall have exclusive jurisdiction to consider applications for interim relief.
21.    Performance
21.1    Performance.
To the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform its obligations hereunder, the impact of such performance failure will be taken into account in determining whether such Party has used its requisite efforts (which may be Commercially Reasonable Efforts) to perform any such affected obligations as required by this Agreement.
[Signatures on following page]

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NOW, THEREFORE, the Parties, through their authorized officers, have executed this Agreement as of the date first written above.

EIRGEN PHARMA LIMITED
By:	/s/ Damien Burke
Name:	Damien Burke
Title:	CEO
NICOYA Macau Limited
By:	/s/ Gan Ding
Name:	Gan Ding
Title:	Chief Executive Officer